Exhibit 2.1


PURCHASE AND ASSUMPTION AGREEMENT

between

ARROW FINANCIAL CORPORATION,

ARROW VERMONT CORPORATION,

GREEN MOUNTAIN BANK

and

ALBANK, FSB

dated as of February 26, 1996









TABLE OF CONTENTS
1. DEFINITIONS.
2. TERMS OF PURCHASE.
(a) Purchase and Sales of Assets
(b) Transfer of Assets
(c) Proration
(d) Items in Transit
(e) Books and Records
(f) Sales Taxes
(g) Contracts
(h) No Purchase of Trust Business; Trust Transfer
Transactions
(i) Actions Against Former Affiliates
(j) OREO
3. CONVEYANCE OF ASSETS
(a) Real Property Assets
(b) Personal Property and Safe Deposit Boxes
(c) Cash on Hand
(d) Account Loans
(e) Overdraft Lines of Credit
(f) Other Loans
(g) Servicing Business
(h) Late Fee Receivable
4. LIABILITIES.
(a) Assumption of Liabilities
(b) Non-Assumption of Liabilities
5. CONSIDERATION AND SETTLEMENT
6. APPROVALS
7. AGREEMENTS OF THE COMPANY
(a) Access to Records and Information
(b) Further Assurances
(c) Consents
(d) Notice
(e) Non-Competition Agreement
(f) Conduct of Business Prior to Closing
(g) Items in the Company's Possession
(h) Electronic Funds Transfer Transactions
(i) Insurance
(j) Compliance with Law/Maintenance of Property
(k) Tapes and Trial Balances and Loan Data
(l) Communications with Customers
(m) Training of Employees
(n) Environmental Audit
8. AGREEMENTS OF ALBANK.
(a) Performance of Liabilities
(b) Further Assurances
(c) Compliance with Law
(d) Change of Name, Notice
(e) Conversion of Draft Accounts
(f) Electronic Funds Transfer Transactions
(g) Obligations to Reimburse the Company
(h) Obligation with Respect to Certain Troubled
Debt Restructures
(i) Non-Competition Agreement
9. AGREEMENTS OF THE COMPANY AND ALBANK WITH
RESPECT TO EMPLOYEES.
(a) Employee Obligations
(b) Employee Procedures
(c) Employee Benefits
10. COMPUTER SERVICES
11. THE CLOSING.
12. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
(a) Corporate Organization, Powers and Authority;
Records
(b) No Violation
(c) Consents and Approvals
(d) Title to Real and Personal Property;
Encumbrances; and Leases
(e) Loan Portfolio
(f) Absence of Certain Changes or Events
(g) Legal Proceedings
(h) Taxes and Tax Returns
(i) Officers and Employees
(j) Other Statements and Reports
(k) Agreements with Regulatory Agencies
(l) Environmental Matters
(m) Insurance
(n) Transactions with Certain Persons
(o) Disclosure
(p) Brokers or Finders
(q) No Foreign Person
(r) Reaffirmance of Representations and Warranties
13. REPRESENTATIONS AND WARRANTIES OF ALBANK
(a) Corporate Organization; Powers and Authority
(b) No Violation
(c) Consents and Approvals
(d) Legal Proceedings
(e) Agreements with Regulatory Agencies
(f) Disclosure
(g) Brokers or Finders
14. OTHER PROVISIONS
(a) Returned Items
(b) Holds
(c) Notices to Depositors
(d) ATM Cards
(e) Reimbursements
(f) Withholding
(g) Taxpayer Information
(h) Allocation of Purchase Price
(i) Public Disclosure; Confidentiality
(j) Advice of Changes
(k) References to Servicing Purchase Agreement
15. AGREEMENTS WITH RESPECT TO REAL PROPERTY
(a) Title
(b) Loss or Damage
(c) Environmental Assessment
(d) Price Abatement/Termination
16. CONDITIONS TO OBLIGATIONS OF ALBANK.
(a) Performance
(b) Representations and Warranties
(c) Authorization
(d) Absence of Litigation
(e) No Material Adverse Change
(f) Systems Conversion Complete
(g) Documents
17. CONDITIONS TO OBLIGATIONS OF THE COMPANY
(a) Performance
(b) Representations and Warranties
(c) Authorization
d) Absence of Litigation
(e) Documents
18. CONDITIONS TO OBLIGATIONS OF BOTH PARTIES.
(a) Approval of Regulatory Authorities
(b) Closing under Servicing Purchase Agreement
19. TERMINATION.
20. EFFECT ON THIRD PARTIES.
21. SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION
AGREEMENTS AND CERTAIN OTHER MATTERS
(a) Survival
(b) Indemnification by ALBANK
(c) Indemnification by the Company
(d) Procedures
(e) Settlement
(f) Limitations
22. MISCELLANEOUS.
(a) Expenses
(b) Notices
(c) Successors and Assigns
(d) Counterparts
(e) Governing Law
(f) Captions
(g) Entire Agreement; Modifications; Waivers
EXHIBITS

A         ALLL Amount Calculation

B         Assumption Agreement

C         Bill of Sale

D         Land Descriptions

E         Sale and Assignment Agreement

F         Servicing Purchase Agreement

G         Certification of Nonforeign Status

H         Assignment and Assumption of Lease

I         Estoppel Certificate


          SCHEDULES

1.1       Account Loans
1.2       Commercial Loans
1.3       Commercial Mortgage Loans
1.4       Consumer Loans
1.5       Contracts
1.6       Deposit Liabilities
1.7       Fee Branches
1.8       Leased Branches
1.9       Leases
1.10      OREO
1.11      Overdraft Lines of Credit

1.12      Personal Property
1.13      Residential Mortgage Loans
2(b)      Actual Owners of Assets
3(b)      Encumbrances
7(f)(vii).1    Commitments to invest in fixed
assets or leasehold improvements
7(f)(vii).2    Items contained in GMB's 1996
capital expenditure budget

7(i)      Insurance Policies
8(h)      TDR Loans
12(a)(iv) Exceptions to representations and warranties regarding corporate power and authority to execute Agreement

12(c)          Exceptions to representations and
warranties regarding consents and approvals

12(d)(i) Exceptions to representations and warranties regarding title to Real Property and Personal Property

12(d)(ii) Exceptions to representations and warranties regarding notice of zoning and environmental violations

12(e)(i) Exceptions to representations and warranties regarding validity and legality of Loans

12(e)(ii) Exceptions to representations and warranties regarding mortgage documentation

12(e)(iii)     Exceptions to representations and
warranties regarding mortgages and security interests in properties securing Loans

12(e)(iv) Exceptions to representations and warranties regarding Loans' compliance with applicable policies and laws

12(e)(v) Exceptions to representations and warranties regarding delinquent loans

12(e)(vi) Loan Commitments

12(f)          Exceptions to representations and
warranties regarding material changes or events

12(g)          Exceptions to representations and
warranties regarding legal proceedings

12(h)          Exceptions to representations and
warranties regarding filing of tax returns

12(i)          Employees

12(j).1        Exceptions to representations and
warranties regarding timely filing of regulatory reports and statements

12(j).2        Exceptions to representations and
warranties regarding regulatory violations

12(k)          Exceptions to representations and
warranties regarding agreements with regulatory agencies

12(l)          Exceptions to representations and
warranties regarding environmental matters

12(n)          Loans to Interested Persons


PURCHASE AND ASSUMPTION AGREEMENT


     THIS PURCHASE AND ASSUMPTION AGREEMENT, dated as of February 26, 1996 (this "Agreement"), between Arrow Financial Corporation ("AFC"), a New
York business corporation having its principal office at 250 Glen Street, Glens Falls, New York,
Arrow Vermont Corporation ("AVC"), a Vermont business corporation having its principal office at 80 West Street, Rutland, Vermont, and Green
Mountain Bank ("GMB"), a Vermont-chartered banking corporation with its principal office at 80 West
Street, Rutland, Vermont (sometimes collectively referred to as the "Company"), and ALBANK, FSB, a federally-chartered stock savings bank ("ALBANK"), having its principal office at 10 North Pearl
Street, Albany, New York,

W I T N E S S E T H :

     THAT WHEREAS, AFC is a bank holding company which owns all of the capital stock of AVC, which in turn owns all of the capital stock of GMB, a Vermont banking corporation conducting business in the State of Vermont; and

     WHEREAS, ALBANK is a federal savings bank conducting business in the states of New York, Massachusetts and Vermont; and

     WHEREAS, the deposit accounts of GMB are insured by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation (the
"FDIC"), the deposit accounts of ALBANK are insured by the Savings Association Insurance Fund
("SAIF") of the FDIC (except for certain accounts insured by the BIF) and the acquisition of deposit accounts by ALBANK is subject to the approval of the Office of Thrift Supervision ("OTS"); and

     WHEREAS, GMB operates six branch offices located at (i) 49 Main Street, Proctor, Vermont
(the "Proctor Branch"), (ii) Main Street,
Poultney, Vermont (the "Poultney Branch"), (iii) 7
Merchants Row, Middlebury, Vermont (the
"Middlebury Branch"), (iv) 80 West Street,
Rutland, Vermont (the "Rutland Branch"), (v) Route
30, Winhall Township, Vermont (the "Bondville
Branch"), and (vi) Route 149 at Bullfrog Hollow,
West Pawlet, Vermont (the "Pawlet Branch")
(individually, a "Branch," and collectively, the "Branches"); and

     WHEREAS, ALBANK desires to acquire the
Branches and to continue their operation as branch offices of ALBANK (except for the Rutland Branch, which ALBANK will not operate as a branch office and as to which ALBANK will acquire only certain assets and liabilities), and in connection therewith ALBANK desires to acquire certain assets and assume certain liabilities of the Company, as hereinafter provided, and the Company desires to transfer to ALBANK such assets and liabilities, all in accordance with the terms and conditions hereinafter set forth;

     NOW, THEREFORE, for good and valuable
consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:

     1.   DEFINITIONS.

     As used herein, the following terms shall have the following meanings:

     "Account Loans" shall mean loans allocated to the Branches which are secured by Deposits as shown on the books and records of the Company and which are fully secured as to principal, accrued interest and late charges, if any. Account Loans as of the date of Schedule 1.1 hereto are listed on Schedule 1.1 hereto (and are to be updated (y) as set forth in Section 7(k)(ii) and (z) as of the Pre-closing Close of Business).

     The phrase "allocated to the Branches" as to an Asset means an Asset originated in or administered by any of the Branches or shown on the books and records of the Company as allocated to any of the Branches, and as to a Deposit means a Deposit assigned by the Company to any of the Branches in accordance with its usual and customary practices and procedures.

     "Additional OREO" shall mean any property that ALBANK agrees to purchase pursuant to Section
2(j).

     "ALLL" shall mean the allowance for loan and lease losses.

     "ALLL Amount" shall have the meaning set forth in Exhibit A hereto.

     "Assets" shall have the meaning set forth in
Section 2(a).

     "Assignments" shall have the meaning set forth in Section 16(g)(ii)(2).

     "Assumed Custodial Deposit" shall mean any Deposit held in a Transferable Custodial Account at Closing and any Deposit held in a Nontransferable Custodial Account that is assumed by ALBANK at Closing in accordance with Section
4(a)(ii).

     "Assumption Agreement" shall mean an
agreement for the assumption of the Liabilities, substantially in the form of Exhibit B to this Agreement.

     "ATM" shall mean automated teller machine.

     "Auto Loan Pricing Exception" shall mean any auto dealer pricing irregularity, whether identified before or after the Closing Date, associated with any indirect automobile loan included in the Loans made by the Company under a program with auto dealerships, of the sort identified in a recent regulatory examination of the Bank.

     "Banking Customer" shall have the meaning set forth in Section 7(e).

     "Bill of Sale" shall mean a bill of sale with respect to the Personal Property, substantially in the form of Exhibit C to this Agreement.

     "Business Day" shall mean any day other than
(i) a Saturday or Sunday or (ii) a day on which banking and savings and loan institutions in the states of Vermont and New York are authorized or obligated by law or executive order to be closed.

     "Cash on Hand" shall mean all of the cash at the Branches, including, without limitation, petty cash, vault cash, letter cash and ATM cash.

     "Closing" shall have the meaning set forth in
Section 11.

     "Closing Date" shall mean the date on which the Closing takes place as set forth in Section
11.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commercial Loans" shall mean secured and unsecured loans (other than Commercial Mortgage
Loans and Account Loans) allocated to the Branches made for commercial or industrial purposes.
Commercial Loans as of the date of Schedule 1.2 hereto are listed on Schedule 1.2 hereto (and are to be updated (y) as set forth in Section 7(k)(ii) and (z) as of the Pre-closing Close of Business).

     "Commercial Mortgage Loans" shall mean loans allocated to the Branches which are (i) secured by a Mortgage encumbering real property improved with five or more residential units or (ii) secured by a Mortgage encumbering real property improved with structures for business or commercial use, or
(iii) for the construction of either of the types of property referred to in subclauses (i) and (ii) above. Commercial Mortgage Loans as of the date of Schedule 1.3 hereto are listed on Schedule 1.3 hereto (and are to be updated (y) as set forth in Section 7(k)(ii) and (z) as of the Pre-closing
Close of Business).

     "Consumer Loans" shall mean secured and
unsecured loans allocated to the Branches made for personal, family or household purposes, including automobile and boat loans but not including
Account Loans.  Consumer Loans as of the date of
Schedule 1.4 hereto are listed on Schedule 1.4 hereto (and are to be updated (y) as set forth in Section 7(k)(ii) and (z) as of the Pre-closing
Close of Business)

     "Contract" shall mean any agreement,
contract, lease (including the Premises Leases) or other instrument made by or with respect to the operation of any of the Branches (including an agreement or contract with any customer regarding any Safe Deposit Box at any of the Branches and excluding any agreement, contract, lease or instrument related to GMB's Trust Business) included on Schedule 1.5 hereto (which schedule is to be updated as of the Pre-closing Close of Business).


     "Contract Liabilities" shall mean the
liabilities of the Company under any of the Contracts expressly assumed by ALBANK pursuant to the terms hereof.

     "Custodial Account" shall mean any IRA or Keogh Plan Account.

     "Custodial Deposit" shall mean any Deposit held in a Custodial Account.

     "Deposit" or "Deposits" shall mean
liabilities of GMB allocated to any of the Branches which are defined as deposits pursuant to
Section 3(1) of the Federal Deposit Insurance Act, as amended, 12 U.S.C. Sections 1813(1) et seq., including any collected and uncollected deposits associated therewith, and any agreement relating thereto entered into by GMB's customer in the ordinary course in connection with making or maintaining such deposit.

     "Deposit Items" shall mean, for any date or time, checks, drafts, withdrawal orders and items of any kind which are deposited and credited to an account at any of the Branches by GMB or GMB's customers.

          "Deposit Liabilities" for any date or
time shall mean those Deposits (which includes collected and uncollected Deposits), plus accrued but uncredited interest thereon, allocated to the Branches or as shown on the books and records of GMB with respect to the Branches as of the close of business on such date or as of such time, including but not limited to Custodial Deposits, exclusive of (i) Deposits owed by GMB as trustee in connection with its Trust Business, (ii)
Deposits that, as of the close of business on such date or as of such time, have been designated
Excluded Custodial Deposits under Section
4(a)(ii), (iii) Deposits subject to remittance to the State of Vermont pursuant to the laws of abandoned property or escheat or similar laws as of the close of business on such date or as of such time, (iv) overdrawn Deposits as of the close of business on such date or as of such time (other than Deposits that may be overdrawn due to an existing agreement between GMB and its customer providing for overdraft protection), (v) Deposits subject to legal restrictions which in the Company's judgment prevent their transfer or in ALBANK's judgment prevent their assumption, including Deposits the transfer of which would require the approval of a court which has not been obtained and Deposits the assumption of which would constitute a prohibited transaction under
Section 406 of the Employee Retirement Income
Security Act of 1974 or Section 4975 of the Code for which no exemption is available, and (vi)
Deposits with respect to which the Company is a party to litigation. Deposit Liabilities as of the date of Schedule 1.6 hereto are listed on
Schedule 1.6 hereto and are to be updated as of
(y) the dates contemplated by Section 7(k)(i) and
(z) as of the Pre-closing Close of Business.
Schedule 1.6 indicates which Deposit Liabilities are Nontransferable Custodial Accounts, specifying which are IRA and which are Keogh Plan Accounts.

          "Deposit Measuring Period" shall have
the meaning set forth in Section 5(a)(i)(F).

          "Designated Employees" shall mean the
Employees designated by ALBANK as Employees to whom it intends to offer employment, in accordance with Section 9(b).

          "Employee Agreement" shall have the
meaning provided in Section 7(f)(xiii).

          "Employee Plan" shall have the meaning
provided in Section 7(f)(xiii).

          "Employees" shall mean all employees of
GMB, excluding any such employees whose services are predominately rendered in connection with the Trust Business.

          "Encumbrances" shall mean all mortgages, claims, charges, liens, encumbrances, easements, restrictions, options, pledges, calls, commitments, security interests, conditional sales agreements, title retention agreements, leases and other restrictions of any kind and nature.

          "Environment" shall have the meaning set forth in Section 12(1)(vii).

          "Environmental Laws" shall mean all
federal, state, county and local laws, regulations or requirements relating to the Environment or any Hazardous Material or Oil, all as may be amended from time to time.

          "Excluded Custodial Deposits" shall have the meaning set forth in Section 4(a)(ii).

          "Fee Branches" shall mean those
Purchased Branches listed on Schedule 1.7.

          "Hazardous Material" shall have the
meaning set forth in Section 12(1)(vii).

          "Improvements" shall mean the buildings, structures and other improvements situated upon the Land, which improvements, for purposes of this Agreement, shall be deemed to exclude the Personal
Property and any signage of the Company.


          "Intended Use" shall mean, with respect
to the Branches, the conduct of ALBANK's business as a savings bank in the manner that ALBANK currently conducts such business at its branch offices in New York State, Massachusetts and
Vermont, and with respect to the OREO, in the case of the OREO known as Sequoia, sale as a development property, in the case of the OREO known as Rivermill, operation prior to sale or sale as a mixed use commercial property, and in the case of Additional OREO, operation and sale as determined by ALBANK.

          "IRA" shall mean any Individual
Retirement Account all of the assets of which are held in the form of Deposits at GMB.

          "IRS" shall mean the Internal Revenue
Service.

          "Keogh Plan Account" shall mean any
Keogh plan, all the assets of which are held in the form of Deposits at GMB.

          "Land" shall mean the parcels of land
described in Exhibit D annexed hereto and made part hereof, including all easements, rights, privileges, and appurtenances that in any way belong or appertain to said parcels, and all the estate, right, title and interest, if any, of the Company in and to any land lying in the bed of any street, road or avenue, open or proposed, in front of or adjoining any of said parcels, to the center line thereof, and all right, title and interest of the Company in and to any award made or to be made in lieu thereof and in and to any unpaid award for damage to any portion of the Land by reason of change of grade of any street.

     "Landlords" shall mean the landlords of the Company under the Leases.

     "Late Fee Receivable" shall mean the amount on GMB's books as of the Pre-closing Close of Business representing accrued but uncollected fees charged by GMB to borrowers in respect of late payments on Loans.


     "Leased Branches" means those Purchased
Branches listed as Leased Branches on Schedule
1.8.

     "Leases" shall mean the leases under which the Company is the tenant with respect to the Leased Branches, copies of which are annexed to
Schedule 1.9.

     "Liabilities" shall mean the Deposit
Liabilities and the Contract Liabilities.

     "Licensed Lender" shall mean a corporation duly organized and licensed under Title 8, Chapter
73, Sections 2201 et seq. of the Vermont Statutes
Annotated, which AFC presently intends to establish as a wholly-owned subsidiary of itself, AVC or GMB solely to work out loans or other real estate owned received from GMB on or prior to the Closing Date.

     "Loans" shall mean the Account Loans, the Overdraft Lines of Credit and the Other Loans.

     "Material Adverse Effect" shall have the meaning set forth in Section 12(a)(iii).

     "Mortgage" shall mean a mortgage, deed of trust or other security instrument creating a lien upon real property and any other property described therein, together with any assignment, reinstatement, extension, endorsement or modification thereof.

     "Nontransferable Custodial Account" shall mean any Nontransferable IRA or Nontransferable
Keogh Plan Account.

     "Nontransferable IRA" or "Nontransferable
Keogh Plan Account" for any date or time shall mean any IRA or Keogh Plan Account, respectively, which, as of the close of business on such date or as of such time, is not a Transferable IRA or Transferable Keogh Plan Account, in light of all laws, rules, regulations, documentation and customer agreements or directions then applicable to such account.


     "Oil" shall have the meaning set forth in
Section 12(l)(vii).

     "OREO" shall mean the properties known as "Rivermill" (valued for purposes of this Agreement at $800,000) and "Sequoia" (valued for purposes of this Agreement at $130,000) and more particularly described on Schedule 1.10, together with any Additional OREO described on Schedule 1.10, which shall be revised each time that Additional OREO is added on or prior to the Pre-closing Close of Business.

     "Other Loans" shall mean Commercial Mortgage
Loans, Residential Mortgage Loans, Consumer Loans,
Commercial Loans and TDR Loans.

     "Overdraft Lines of Credit" shall mean the principal amount, accrued interest and late charges, if any, with respect to all overdraft lines of credit allocated to the Branches and which are not sixty (60) days or more delinquent in the payment of principal or interest (as determined from the date that any such payment was actually due and without respect to any grace period relating to the assessment of late fees).
Overdraft Lines of Credit as of the date of
Schedule 1.11 hereto are listed on Schedule 1.11 hereto (and are to be updated (y) as set forth in Section 7(k)(ii) and (z) as of the Pre-closing
Close of Business).

     "Payment Items" shall mean, for any date or time, checks, drafts, withdrawal orders and other similar items drawn on an account at any of the Branches.

     "Permitted Encumbrances" shall have the
meaning set forth in Section 3(b).

     "Permitted Exceptions" shall have the meaning set forth in Section 3(a).

     "Personal Property" shall mean all of the furniture, furnishings, equipment, leasehold improvements, trade fixtures and other tangible personal property, owned or (to the extent of its lessee's interest) leased by the Company (except the Improvements) at the Purchased Branches. The
Personal Property as of the date hereof is listed on Schedule 1.12 hereto (which list is to be updated as of the Pre-closing Close of Business).

     "Pre-closing Close of Business" shall mean the close of business on the Business Day immediately preceding the Closing Date.

     "Premises Leases" shall mean the leases under which the Company is the landlord, copies of which are annexed to Schedule 1.5.

     "Prepaid Expenses" shall have the meaning set forth in Section 2(a)(vii).

     "Proration Charges" shall have the meaning set forth in Section 2(c).

     "Purchased Branches" shall mean all the
Branches except for the Rutland Branch.

     "Real Property" shall mean the Land and
Improvements and the OREO but shall exclude those parcels of land upon which is situated GMB's office at 80 West Street, Rutland, Vermont, and all buildings, structures and other improvements on such excluded parcels.

     "Real Property Assets" shall mean all of the Company's right, title and interest in and to the Real Property and in and to the estates of the Company as tenant under the Leases.

     "Residential Mortgage Loans" shall mean loans allocated to the Branches secured by a Mortgage encumbering real property improved with residential units for one to four families, and loans to construct such units, and home equity lines of credit. Residential Mortgage Loans as of the date of Schedule 1.13 hereto are listed on
Schedule 1.13 hereto (and are to be updated (y) as set forth in Section 7(k)(ii) and (z) as of the pre-Closing Close of Business).

     "Safe Deposit Boxes" shall mean all safe deposit boxes located at each of the Branches.

     "Sale and Assignment Agreement" shall mean an agreement for the sale and assignment of the Account Loans, the Overdraft Lines of Credit and the Other Loans, substantially in the form of Exhibit E to this Agreement.

     "Servicing Purchase Agreement" shall mean an agreement between AFC, AVC and GMB and ALBANK of even date herewith, providing for the sale, transfer and conveyance of the Servicing Business, attached as Exhibit F to this Agreement.

     "Servicing Business" shall have the meaning set forth in the Servicing Purchase Agreement.

     "Small Loans" shall have the meaning set forth in Section 12(e)(vii).

     "Systems Conversion" shall have the meaning set forth in Section 10.

     "Taxes" shall have the meaning set forth in
Section 12(h).

     "TDR Loans" shall have the meaning set forth in Section 8(h).

     "TIN" shall mean Taxpayer Identification
Number.

     "Title Company" shall have the meaning set forth in Section 15(a).

     "Title Objections" shall have the meaning set forth in Section 15(a).

     "Transferable Custodial Account" shall mean any Transferable IRA or Transferable Keogh Plan
Account.

     "Transferable IRA" or a "Transferable Keogh
Plan Account" for any date or time shall mean any IRA or Keogh Plan Account with respect to which, as of the close of business on such date or as of such time, GMB may resign as trustee or custodian and appoint ALBANK as successor trustee or custodian, without the consent, approval or other action of any other party (other than ALBANK's acceptance of such appointment), including the grantor of the IRA or named fiduciary of the Keogh
Plan or any court, in light of all laws, rules, regulations, documentation, and customer agreements or directions then applicable to such account, and shall also mean any IRA or Keogh Plan
Account as to which the grantor of the IRA or named fiduciary of the Keogh Plan has instructed
GMB to name ALBANK as successor trustee or custodian.

     "Trust Business" shall mean all trust
accounts of GMB and all tangible and intangible assets, liabilities and obligations of the Company used in, or made by or with respect to, the operations of GMB in its trust business, but excluding any Custodial Accounts that are in trust form, any assets, liabilities or obligations used therein or made with respect thereto, and any Assumed Custodial Deposits held in trust accounts.

     "Trust Customer" shall mean as of a specified date, those persons, including partnerships, trusts, estates, corporations and individuals, having trust accounts, trust relationships or other trust-related customer business with GMB that constitutes part of the Trust Business.

     "Trust Transfer Transaction" shall have the meaning set forth in Section 2(h).

     "Violation Notice" shall have the meaning set forth in Section 12(d)(ii).

2.   TERMS OF PURCHASE.

     (a)  Purchase and Sales of Assets.  At the
Closing, subject to the terms and conditions set forth herein, the Company shall sell, convey, assign, transfer and deliver to ALBANK, and ALBANK shall purchase from the Company, all of the Company's right, title and interest as of the Pre-closing Close of Business in and to the following assets (collectively, the "Assets"):

          (i)  the Real Property Assets, subject
to Section 2(j) with respect to OREO;

          (ii) the Personal Property and the Safe
Deposit Boxes;

          (iii)     the Cash on Hand;

          (iv) the Loans;

          (v)  the Servicing Business, unless the
Servicing Purchase Agreement has been terminated, as provided for therein;

          (vi) all rights to the Late Fee
Receivable;

          (vii)     all prepaid expenses of the
Branches determined in accordance with generally accepted accounting principles as of the Pre-closing Close of Business (the "Prepaid
Expenses");

          (viii)    all rights to and under each
of the Contracts to be assigned to ALBANK, subject to Section 2(g); and

          (ix) all records and original documents
pertaining to the Real Property Assets, the Personal Property, the Cash on Hand, the Loans, the Servicing Business, the Prepaid Expenses, the
Late Fee Receivable and the Contracts.

     (b) Transfer of Assets. The transfer of the Assets hereunder to ALBANK shall be by appropriate deeds, bills of sale or assignments substantially in the forms annexed hereto as exhibits and, to the extent the transfer of particular Assets is not covered by such forms, in forms acceptable to both ALBANK and the Company, together with such additional documents and instruments as shall be reasonably necessary to consummate such transfer.
Schedule 2(b) to this Agreement identifies the actual owner or owners (whether GMB, AVC and/or
AFC) of each of the Assets as of the date hereof.
The Company shall not take any action, or permit any omission, to affect, as between GMB, AVC or AFC, the ownership of any such Assets prior to the Closing without the prior written consent of ALBANK, such consent not to be unreasonably withheld.

     (c)  Proration.  Except as otherwise
specifically provided in this Agreement, it is the intention of the parties hereto that the Company shall operate for its own account the business being transferred pursuant to this Agreement until the Pre-closing Close of Business, and that ALBANK shall operate for its own account the business being transferred pursuant to this Agreement effective on and after the Closing Date. Thus, except as otherwise specifically provided in this Agreement or the Servicing Purchase Agreement, items of income and expense, including, but not limited to, payments of rent, taxes, utilities and other amounts required to be paid by the tenant under the Leases, all personal property taxes applicable to the Personal Property to be transferred hereunder, employee compensation, insurance premiums related to the Branches or the Assets (provided, however, that such insurance is to continue in effect for the benefit of ALBANK on and after the Closing Date), FDIC insurance premiums related to the Deposit Liabilities, and fee income, shall be prorated as of the Pre-closing Close of Business on the basis of 30-day months and a 360-day year (or with respect to FDIC insurance premiums, real estate taxes and water and sewer rents and charges as hereinafter provided) ("Proration Charges"). To the extent that the Company may have prepaid any of the Proration Charges as of the Pre-closing Close of Business or if the amount thereof is then a known sum certain, such as security deposits made by the Company with respect to any Lease or other transferred assets or assumed liabilities, all of which shall be held on and after the Closing Date for the benefit of ALBANK, then the amount of such Prepaid Expenses shall be used in calculating the payments pursuant to Section 5. To the extent that the amount of any of the Proration Charges is not known as of the Pre-closing Close of Business, then the parties shall pay to the appropriate payee (including, if applicable, the other party) their respective pro rata share of the same after the Closing Date within ten (10) days after written demand therefor. Prorations of FDIC premiums for periods subsequent to the Closing
Date shall be determined on the basis of a fraction, the numerator of which is the amount of the Deposit Liabilities assumed by ALBANK hereunder and the denominator of which is the amount of Deposits at the Branches used in calculating FDIC insurance premiums; provided, however, that such fraction shall not be greater than one (1.0). Real estate taxes, water and sewer charges, and fuel charges shall be appropriately apportioned as follows: (i) current real estate taxes and water and sewer rents and charges, if any, on the basis of the fiscal year for which assessed, and (ii) water meter charges, if applicable, as hereinafter provided. If, with respect to one or more of the Branches, (x) the Closing shall occur before the tax rate for the Real Property is fixed, the apportionment of real estate taxes for said Branch(es) shall be upon the basis of the tax rate for the next preceding year applied to the latest assessed valuation and (y) there is a water meter on the Real Property, the Company shall furnish a reading to a date not more than thirty (30) days prior to the Closing Date, and the unfixed meter charge based thereon for the intervening time shall be apportioned on the basis of such last reading. The Company will use its best efforts to obtain final bills as of the Pre-closing Close of Business for all Proration
Charges. The Company shall be entitled to any Tax refund received by ALBANK after the Closing Date with respect to Taxes paid by the Company for periods ending prior to the Closing Date.

     (d)  Items in Transit.  ALBANK shall obtain
the benefit of all items relating to or
originating from the Branches which are in transit as of the Pre-closing Close of Business and are handled in accordance with the Company's usual and customary practices and procedures.

     (e)  Books and Records.  The Company shall
deliver to ALBANK: (i) all records and original documents located at the Branches or in centralized servicing areas pertaining to the Branches, Assets or Liabilities acquired from the Company pursuant to this Agreement and the Servicing Purchase Agreement; and (ii) an account history of all accounts related to Deposit
Liabilities, Account Loans and Overdraft Lines of
Credit for a period including at least the year in which the Closing Date occurs and the calendar year prior to the Closing Date, or such lesser period for which the Company customarily retains such records. Such records and documents shall include all existing signature cards, legal files, pending files, all Deposit agreements, Account
Loan agreements, Overdraft Line of Credit agreements and computer records. Subject to the provisions of Section 14(i), the records and documents acquired by ALBANK hereunder shall be open for inspection by the Company, its authorized representatives and regulators, and the Company may, at its own expense, make such copies of and excerpts from such books and records as it may deem desirable. ALBANK agrees to maintain all books and records relating to the Branches for the period required by law, unless the Company shall, applicable law permitting, agree upon a shorter period. ALBANK shall give the Company notice before ALBANK destroys or otherwise disposes of any such books and records, and, subject to the provisions of Section 14(i), the Company shall have the opportunity to have any such books and records as are scheduled for destruction by ALBANK delivered to the Company, at the Company's expense, if requested by the Company following such notice.

     (f)  Sales Taxes.  All sales taxes on
Personal Property which are payable or arise as a result of this Agreement or the consummation of the purchase and sale contemplated by this Agreement shall be paid or paid for by ALBANK whether such taxes are imposed, under applicable law, upon ALBANK or the Company.

     (g)  Contracts.  ALBANK may elect to be
assigned the rights of the Company, and to assume the liabilities of the Company, under any Contract that it elects to continue by giving written notice to the Company of such Contracts at least
10 Business Days prior to the Closing Date. Upon receipt of such notice, the Company will immediately advise ALBANK whether any breaches, defaults, claims or similar occurrences have occurred or are pending or, to the knowledge of the Company, threatened with respect to any such Contract, and ALBANK may notify the Company within two Business Days of receiving such advice whether it elects to be assigned the rights and to assume the liabilities of the Company under such Contract.

     (h)  No Purchase of Trust Business; Trust
Transfer Transactions. ALBANK is not purchasing, and no provision of this Agreement shall be construed to convey or transfer, GMB's Trust
Business. Nothing in this Agreement shall preclude the Company from negotiating and entering into an agreement or agreements with one or more parties unaffiliated with the Company or ALBANK
(any such party, a "Counterparty") involving the transfer by the Company to the Counterparty of any of the Trust Business or the assets or liabilities of the Company related thereto (specifically excluding any Custodial Accounts and Assumed
Custodial Deposits) or any business combination transaction accomplishing the equivalent of any such transfer (any such transaction, a "Trust
Transfer Transaction"), provided, however, that
(i) the Company shall not enter into an agreement for or consummate any such Trust Transfer
Transaction if doing so would (A) materially impair the ability of the parties to this Agreement to consummate the transactions provided for herein under the terms and conditions provided for herein, or (B) subject to the provisions of
Section 11, materially affect the timing of such consummation or materially decrease the likelihood that the transactions provided for herein will be completed; (ii) on and after consummation of any such Trust Transfer Transaction, all the obligations, covenants, agreements, representations, warranties and indemnifications incurred or given by the Company and its affiliates in and under this Agreement shall continue to be the obligations, covenants, agreements, representations, warranties and indemnifications of AFC and its continuing subsidiaries and affiliates, regardless of whether the Counterparty in such Trust Transfer
Transaction succeeds, as a matter of law or contract, to any of the foregoing upon consummation of such transaction; (iii) on and after consummation of any such Trust Transfer
Transaction, all the rights obtained by ALBANK and its affiliates in and under this Agreement as against the Company and its affiliates shall continue to be rights possessed by ALBANK and its affiliates as against AFC and its continuing subsidiaries and affiliates, regardless of whether such rights also may then be asserted by ALBANK and its affiliates, as a matter of law or contract, against the Counterparty in such Trust
Transfer Transaction; (iv) the Company shall include in the definitive agreement for any Trust
Transfer Transaction (the "Trust Transfer
Agreement") a provision under which each Counterparty thereto (A) agrees, from the execution of such Trust Transfer Agreement until the date that is three years after consummation of the Trust Transfer Transaction, not to use to its own advantage, and to ensure that none of its affiliates uses to its advantage, any non-public information relating to the Company, specifically including GMB, obtained by such Counterparty directly or indirectly from the Company or its current or former employees that does not reasonably relate to the Trust Business being acquired by such Counterparty in the Trust
Transfer Transaction ("Counterparty Restricted
Information"), whether such Counterparty
Restricted Information may have been or may be obtained by the Counterparty, its affiliates, representatives, or agents or employees of any of the foregoing (collectively, the "Counterparty
Group") in the course of negotiations or investigations leading to execution of the Trust
Transfer Agreement or consummation of the Trust
Transfer Transaction or may be obtained by any of the Counterparty Group after such consummation from former employees of the Company, which provisions shall specifically reference, without limiting the generality of the foregoing, that information related to deposit and lending operations of GMB is Counterparty Restricted
Information, and shall further specifically reference as a prohibited usage of Counterparty
Restricted Information thereunder, any
solicitation by such Counterparty or its affiliates of any Individual Retirement Account or Keogh Plan business from those customers of GMB whose IRAs and Keogh Plan Accounts are not being transferred to the Counterparty thereunder, to the extent that such customers may have been or may be specifically identified by the Counterparty or its affiliates as a result of information obtained by any one or more of the Counterparty Group from the Company or its employees in the course of negotiations or investigations leading to execution of the Trust Transfer Agreement or consummation of the Trust Transfer Transaction or after consummation thereof from former employees of the Company, and (B) agrees to return to the Company, destroy or not make use of all of such Counterparty Restricted Information taking the form of documents, books, records or tapes and to destroy any electronic records in its possession containing such Counterparty Restricted
Information; (v) from the date hereof until three years after the Closing Date hereunder, the Company will not disclose or make available to any Counterparty in any Trust Transfer Transaction
(except for any required disclosure under regulatory applications) any of the nonpublic information directly or indirectly related to any of the Assets or Liabilities being acquired or assumed by ALBANK hereunder, except for any such information (non-customer specific, in any event) which is also directly related to the Trust
Business being acquired by the Counterparty or Counterparties under the Trust Transfer Agreement and is necessary to be disclosed to the Counterparty or Counterparties thereunder, provided that the Company will in no event disclose during such period to any Counterparty in any Trust Transfer Transaction or any person proposed to be a Counterparty in any such transaction the identity of those IRA or Keogh
Plan Account customers whose Custodial Deposits are being transferred to ALBANK hereunder; and
(vi) the Company shall fully indemnify ALBANK as provided in Section 21(c)(iv) with respect to any and all claims or charges by such Counterparty (or any other third party) against ALBANK with respect to GMB's operation of the Trust Business prior to the consummation of any Trust Transfer
Transaction.

     (i)  Actions Against Former Affiliates.  If,
after the date hereof, the Company elects to pursue any claim or action, in law or equity, or becomes a named party to any action by or in the right of the Company, against or with respect to any of the directors or officers, past or present, of GMB or AVC or the predecessor companies of either, relating to any loans to, or other transactions involving, such persons or their affiliates but not involving the Loans or other
Assets subject to this Agreement, the Company shall be entitled to any and all proceeds of any such claim or action. If, after the Effective
Date, ALBANK or its successors or affiliates nevertheless shall receive any proceeds of any such claim or action, ALBANK shall assure that such proceeds are delivered and given over immediately to the Company. ALBANK agrees that, if the Company, in its sole discretion, shall request that ALBANK, before or after the Closing
Date, provide the Company with copies of documents in its possession that would assist the Company in the prosecution of any such claim or the retention by the Company of any such right, title or interest in and to any such future proceeds, ALBANK shall as soon as is practicable, and at the expense of the Company, provide the Company with copies of such documents, provided, however, that ALBANK receives satisfactory indemnification from the Company with respect to any claims, costs, actions or legal proceedings brought against or incurred by ALBANK or any of its affiliates as a result of the production of documents by ALBANK or the doing of any other act or thing or the execution and delivery of any document or instrument by ALBANK in order to assist and cooperate with the Company.

     (j)  OREO.  In the event that prior to the
Closing Date, the Company acquires real property as other real estate owned as a result of foreclosure or acceptance of deed in lieu of foreclosure (each such property, "New OREO"), the Company shall provide ALBANK with all documentation regarding the related Loan, such foreclosure and such New OREO. Thereafter, the parties shall endeavor in good faith to agree on a purchase price for the New OREO. If the parties agree, the New OREO shall become Additional OREO and the purchase price therefor shall be added to the OREO Amount, as provided in Section
5(a)(i)(I). If the parties are unable to agree on a purchase price therefor, ALBANK shall not be required to purchase such New OREO.


3.   CONVEYANCE OF ASSETS.

     (a)  Real Property Assets.  At the Closing,
subject to the terms and conditions set forth herein, the Company shall convey, assign and transfer to ALBANK all of the Company's right, title and interest in and to the Real Property
Assets, subject to (i) the Leases and the Premises
Leases; (ii) the title exceptions, other than Title Objections, contained in the commitment(s) issued by the Title Company; (iii) any state of facts shown on current accurate surveys or survey inspections of the Real Property obtained in accordance with Section 15(a), provided that none of said facts interferes with the Intended Use of any portion of the Real Property and provided further that none of said facts constitutes a Title Objection; (iv) laws, ordinances and governmental regulations governing the occupancy or use of the Real Property, provided that none of the foregoing interferes with the Intended Use of any portion of the Real Property; and (v) real estate taxes and water and sewer rents and charges not yet due and payable, provided that the same are apportioned at the Closing as provided in
Section 2(c) (collectively the "Permitted
Exceptions").

     (b)  Personal Property and Safe Deposit
Boxes. At the Closing, subject to the terms and conditions set forth herein, the Company shall convey, assign and transfer to ALBANK all of the Company's right, title and interest in and to the Personal Property and Safe Deposit Boxes as of the
Pre-closing Close of Business, free and clear of all Encumbrances other than the Encumbrances existing on the date hereof listed on Schedule
3(b) and immaterial Encumbrances incurred subsequent to the date hereof and prior to the Pre-closing Close of Business in the ordinary course of the Company's business (collectively, the "Permitted Encumbrances"). The Company shall cause the Bill of Sale to be delivered to ALBANK on the Closing Date to effect such conveyance, assignment and transfer, which shall contain a brief description of the items being transferred.

     (c)  Cash on Hand.  At the Closing, subject
to the terms and conditions set forth herein, the Company shall deliver to ALBANK all Cash on Hand, as of the Pre-closing Close of Business.

     (d)  Account Loans.  At the Closing, subject
to the terms and conditions set forth herein, the Company shall convey, assign and transfer to ALBANK all of GMB's right, title and interest in and to the Account Loans as of the Pre-closing
Close of Business, free and clear of all Encumbrances. The Company shall cause the Sale and Assignment Agreement to be delivered to ALBANK to effect such conveyance, assignment and transfer, which shall specify the Account Loans being transferred. At the Closing, the Company shall also deliver to ALBANK the original executed promissory notes or other evidences of indebtedness relating to the Account Loans, duly endorsed or otherwise assigned in favor of ALBANK, together with any ancillary agreements between GMB and the borrowers relating to such Account Loans and any passbooks held by GMB as collateral for such Account Loans.

     (e)  Overdraft Lines of Credit.  At the
Closing, subject to the terms and conditions set forth herein, the Company shall convey, assign and transfer to ALBANK all of GMB's right, title and interest in and to the Overdraft Lines of Credit as of the Pre-closing Close of Business, free and clear of all Encumbrances. The Company shall cause the Sale and Assignment Agreement to be delivered to ALBANK to effect such conveyance, assignment and transfer, which shall specify the Overdraft Lines of Credit being transferred. At the Closing, the Company shall deliver to ALBANK the original executed documentation relating to the Overdraft Lines of Credit being transferred, duly endorsed or otherwise assigned in favor of ALBANK or, if such originals are unavailable, copies thereof duly endorsed or otherwise assigned in favor of ALBANK.

     (f) Other Loans. At the Closing, subject to the terms and conditions set forth herein, the Company shall convey, assign and transfer to ALBANK all of GMB's right, title and interest in and to the Other Loans as of the Pre-closing Close of Business, free and clear of all Encumbrances.
The Company shall cause the Sale and Assignment
Agreement to be delivered to ALBANK to effect such conveyance, assignment and transfer, which shall specify the Other Loans being transferred. At the Closing, the Company shall also deliver to ALBANK the original executed promissory notes, mortgage notes or other evidences of indebtedness relating to the Other Loans; the Mortgages, duly endorsed or otherwise assigned in favor of ALBANK; mortgage assignments; consolidation, extension, written assurance or substitution agreements; security agreements; UCC financing statements; guarantees, assignments of leases, rents and profits; and any other ancillary agreements between GMB and the borrowers relating to such Other Loans.


     (g)  Servicing Business.  At the Closing,
subject to the terms and conditions set forth herein and in the Servicing Purchase Agreement, the Company shall convey, assign and transfer to ALBANK all of GMB's right, title and interest in and to the Servicing Business as provided in the Servicing Purchase Agreement, unless the Servicing
Purchase Agreement has been terminated, as provided for therein.

     (h)  Late Fee Receivable.  At the Closing,
the Company shall convey, assign and transfer to ALBANK all of the Company's right, title and interest in and to the Late Fee Receivable.

4.   LIABILITIES.

     (a)  Assumption of Liabilities.  At the
Closing, subject to the terms and conditions set forth herein, ALBANK shall assume and undertake to pay, perform, fulfill and discharge, as of the Pre-closing Close of Business, the Liabilities as shown on the books and records of the Company as of the Pre-closing Close of Business, in accordance with the terms of such Liabilities in effect at such time, and none other. The assumption of Liabilities shall be by the Assumption Agreement and such other documents as shall reasonably be deemed necessary by the Company and ALBANK to effect such assumption.

          (i)  On the Closing Date, the Company
shall deliver to ALBANK the signature cards, orders and contracts between the Company and the depositors at each of the Branches in respect of the Deposit Liabilities as of 12:01 a.m. on the Business Day immediately prior to the Closing Date and other records of a similar character in the Company's possession at such time, all deposit slips, canceled checks, withdrawal orders and statements in the Company's possession representing or reflecting charges to said depositors, and all books of account, records and microfilm, and the forms of rules and regulations applicable to the Branches.

          (ii) As of the Pre-closing Close of
Business, GMB shall resign as trustee or custodian, as applicable, under the Transferable
Custodial Accounts and appoint ALBANK as successor trustee or custodian, as applicable, thereunder, and ALBANK agrees to accept each such appointment and to assume all fiduciary obligations with respect thereto as of the Pre-closing Close of Business. The Deposits held in such accounts as of the Pre-closing Close of Business shall be included in the Deposit Liabilities hereunder as "Assumed Custodial Deposits." The Deposits in the
Nontransferable Custodial Accounts as of the Pre-closing Close of Business also shall be included in the Deposit Liabilities hereunder as "Assumed Custodial Deposits" unless (A) ALBANK, by written notice delivered to the Company at least thirty (30) days prior to the anticipated Closing
Date, shall have elected for "good cause" as identified by ALBANK to the Company to have some or all such Deposits excluded from the Deposit
Liabilities, in which event such deposits shall be excluded from the Deposit Liabilities hereunder, or (B) the grantor of any Nontransferable IRA or the named fiduciary of any Nontransferable Keogh
Plan Account shall have given express instructions to GMB for the naming of a successor trustee or custodian, as applicable, on or prior to the Pre-closing Close of Business and such named successor trustee or custodian is not ALBANK (any deposits excluded under (A) and (B), "Excluded
Custodial Deposits"). The "good cause" identified by ALBANK under clause (A) of the foregoing sentence shall not include any earlier determination by GMB that it is unable to resign as trustee or custodian and/or appoint ALBANK as successor trustee or custodian with respect to any Nontransferable Custodial Accounts. On and after the Closing Date, GMB shall continue to serve as trustee or custodian, as applicable, of each Nontransferable IRA and Nontransferable Keogh Plan
Account, whether the Deposits held therein as of the Pre-closing Close of Business are Assumed
Custodial Deposits or Excluded Custodial Deposits, unless on or prior to the Pre-closing Close of Business the grantor of any Nontransferable IRA or the named fiduciary of any Nontransferable Keogh
Plan shall have given GMB express instructions naming ALBANK as the successor trustee or custodian, as applicable, in which event GMB shall comply with such instructions and such IRA or Keogh Plan Account will become a Transferable
Custodial Account.  With respect to any
Nontransferable Custodial Account that is an Assumed Custodial Deposit for which GMB continues to serve as trustee or custodian on and after the Closing Date, GMB shall (i) use its best efforts to obtain, and cooperate with ALBANK's efforts to obtain, the documentation or customer agreements or directions necessary to permit GMB to resign as trustee or custodian and appoint ALBANK as successor trustee or custodian; (ii) perform its duties as trustee or custodian in a prudent and diligent manner consistent with its past practices; and (iii) promptly provide ALBANK with copies of any correspondence or other documentation relating to GMB's trusteeship or custodianship of such accounts to which ALBANK should have access as depository. The Company shall deliver to the grantor of each IRA and the named fiduciary of each Keogh Plan Account such notice of the foregoing as is required by the documentation governing each such account and applicable law and regulation or is otherwise deemed prudent by GMB as trustee or custodian of such account, after consultation with ALBANK.


          (iii)     On the Closing Date, the
Company shall deliver to ALBANK copies of the Contracts (annexed to Schedule 1.5 attached hereto, as updated) to be assumed by ALBANK, subject to Section 2(g).

     (b)  Non-Assumption of Liabilities.  ALBANK
shall not assume or be bound by any duties, responsibilities, obligations or liabilities of the Company of any kind or nature, known, unknown, contingent or otherwise, other than those obligations and liabilities expressly assumed by it pursuant to Section 4(a) or Section 2(f) or under the Servicing Purchase Agreement or those matters specifically indemnified against by it pursuant to Section 21(b). Without limiting the generality of the foregoing, it is understood that ALBANK does not assume, undertake or accept any duties, responsibilities, obligations or liabilities of the Company:

          (i)  to employees or former employees of
the Company or any of their beneficiaries, heirs or assignees, including (A) any pension, accrued vacation or other liabilities, (B) any liabilities arising from the termination, pursuant to Section
9(b)(iv), by the Company of Employees (or any liabilities from termination by the Company of any employees of the Trust Business) and (C) any liabilities arising by virtue of any collective bargaining relationship or agreement or pursuant to the National Labor Relations Act or any other labor relations law;

          (ii) to the Pension Benefit Guaranty
Corporation or any similar organization, whether arising out of the employment by the Company of any employees or former employees, out of the transactions contemplated by this Agreement or otherwise;

          (iii)     with respect to (A) any
income, profits, franchise or similar tax; (B) any claims arising out of actions taken by the Company with respect to the Deposits or Account Loans, Overdraft Lines of Credit, Other Loans or
Servicing Business; (C) any claims for personal injury, property damage or consequential damages relating to the condition or operation of the Real
Property or Personal Property, or otherwise, (D) any losses or liabilities due to or arising from forgery or from any fraud, defalcation or any other improper act or omission on the part of the Company, (E) any liability or obligation of the Company arising out of any threatened or pending litigation or (F) the Company's operation of the Trust Business; or


          (iv) under any statute, rule or
regulation, including, but not limited to, antitrust, bank secrecy, civil rights, health, safety, labor, discrimination and environmental laws, rules and regulations.

5.   CONSIDERATION AND SETTLEMENT.

     (a)  As consideration for the assumption by
ALBANK of the Liabilities pursuant to Section 4(a) and for the purchase by ALBANK of the Assets pursuant to Section 2(a), the Company and ALBANK shall make payments to each other, in accordance with the procedures set forth in Section 5(b), as follows:

          (i)  ALBANK shall pay to AVC or GMB, as
AVC may designate:

               (A)  an amount (the "Account Loan
Amount") equal to the book value as of the Pre-closing Close of Business of the Account Loans which are being transferred to ALBANK hereunder, as carried under generally accepted accounting principles on the books and records of the Company maintained for financial accounting purposes;

                (B) an amount (the "Overdraft
Lines of Credit Amount") equal to the book value as of the Pre-closing Close of Business of the Overdraft Lines of Credit which are being transferred to ALBANK hereunder, as carried under generally accepted accounting principles on the books and records of the Company maintained for financial accounting purposes;

               (C)  an amount (the "Other Loan
Amount") equal to the book value as of the Pre-closing Close of Business of the Other Loans which are being transferred to ALBANK hereunder, as carried under generally accepted accounting principles on the books and records of the Company maintained for financial accounting purposes, reduced by the ALLL Amount;

               (D)  an amount (the "Personal
Property Amount") equal to the net book value as of the Pre-closing Close of Business of the Personal Property and Safe Deposit Boxes which are being transferred to ALBANK hereunder, as carried under generally accepted accounting principles on the books and records of the Company maintained for financial accounting purposes;

               (E)  an amount (the "Real Property
Amount") equal to the net book value as of the Pre-closing Close of Business of the Real Property
Assets that are being transferred hereunder, as carried under generally accepted accounting principles on the books and records of the Company maintained for financial accounting purposes;


               (F)  an amount (the "Premium
Amount") equal to seven and one-half percent
(7-1/2%) of the average daily amount of the Deposit Liabilities measured at the close of business of each Business Day during a period (the
"Deposit Measuring Period") commencing ten (10)
Business Days prior to the Closing Date and ending ten (10) Business Days after the Closing Date (or commencing and ending as set forth in Section
7(d)), less two and one-half percent (2-1/2%) of the average daily amount of Nontransferable
Custodial Accounts that are Assumed Custodial
Deposits measured at the close of business of each Business Day during the Deposit Measuring Period;

               (G)  an amount (the "Prepaid
Expense Amount") equal to the book value as of the Pre-closing Close of Business of the Prepaid
Expenses, as carried under generally accepted accounting principles on the books and records of the Company maintained for financial reporting purposes;

               (H)  an amount (the "Cash on Hand
Amount") equal to the Cash on Hand as of the Pre-closing Close of Business;

               (I)  an amount (the "OREO Amount")
equal to (i) $930,000 ($800,000 for Rivermill and $130,000 for Sequoia) for the OREO and (ii) the purchase price agreed on pursuant to Section 2(j) for any Additional OREO;

               (J)  an amount (the "Servicing
Business Amount") equal to $25,000 for the Servicing Business (if the Servicing Purchase
Agreement has not been terminated, as provided for therein); and

               (K)  an amount (the "Late Fee
Amount") equal to the lesser of $25,000 or thirty-two percent (32%) of the Late Fee
Receivable as of the Pre-closing Close of Business, as certified to ALBANK on the Closing
Date.

          (ii) The Company shall pay to ALBANK an
amount (the "Deposit Liabilities Amount") equal to the Deposit Liabilities as of the Pre-closing
Close of Business.


     (b)  The Company and ALBANK shall make
payments of the amounts set forth in Section 5(a) as follows:

          (i)  On or before the Closing Date,
ALBANK and the Company shall agree in writing upon estimates of the Account Loan Amount, the Overdraft Lines of Credit Amount, the Other Loan
Amount, the Personal Property Amount, the Real
Property Amount, the Prepaid Expense Amount, the
Cash on Hand Amount and the Deposit Liabilities
Amount in each case as of 12:01 a.m. on the Business Day immediately prior to the Closing
Date, and a good faith estimate of the Premium
Amount. All calculations made for purposes of this Section 5(b) shall be made on the assumption
(which is consistent with ALBANK's practice) that interest on the Deposit Liabilities assumed by ALBANK pursuant to Section 4(a) begins to accrue on the day of deposit and does not accrue on the day of withdrawal.

          (ii) On the Closing Date, ALBANK shall
transfer to an account of AVC or GMB, as AVC may designate, in accordance with wire transfer instructions provided to ALBANK an amount (the
"Estimated Amount") equal to the sum of the Account Loan Amount, the Overdraft Lines of Credit
Amount, the Other Loan Amount, the Personal
Property Amount, the Real Property Amount, the
Premium Amount, the Prepaid Expense Amount and the
Cash on Hand Amount, in each case as estimated by ALBANK and the Company pursuant to Section 5(b)(i) above, the OREO Amount as set forth in Section
5(a)(i)(I) above, the Servicing Business Amount as set forth in Section 5(a)(i)(J) above and the Late
Fee Amount as set forth in Section 5(a)(i)(K) above, less the Deposit Liabilities Amount estimated by ALBANK and the Company pursuant to
Section 5(b)(i) above, provided, however, that if the Estimated Amount as calculated in accordance with the preceding clauses of this Section
5(b)(ii) shall be a negative number, AVC or GMB shall transfer to an account of ALBANK, in accordance with wire transfer instructions provided by ALBANK, an amount equal to the Estimated Amount multiplied by negative one
(-1.0).


          (iii)     Within ten (10) Business Days
after the Deposit Measuring Period has ended, AFC shall deliver to ALBANK a written report certified, to his best knowledge and belief, by its chief financial officer which shall set forth the Company's calculation of the actual amounts of the Deposit Liabilities Amount, the Account Loan
Amount, the Overdraft Lines of Credit Amount, the
Other Loan Amount, the Personal Property Amount, the Real Property Amount, the Premium Amount, the
Proration Charges, the Prepaid Expense Amount and the Cash on Hand Amount, in each case as of the Pre-closing Close of Business, except the Premium
Amount, which shall be calculated for the Deposit
Measuring Period. Within seven (7) Business Days after the Deposit Measuring Period has ended, ALBANK shall deliver to AFC a written report certified, to his best knowledge and belief, by its chief financial officer which shall set forth
ALBANK's calculation of the actual amount of the Deposit Liabilities during the post-Closing part of the Deposit Measuring Period.

          (iv) Each of ALBANK and the Company may
examine, and shall have a period of ten (10)
Business Days (the "Review Period") after receipt of the reports delivered by the other party pursuant to Section 5(b)(iii) above in which to examine, such report or have such report examined by ALBANK's or the Company's respective independent certified public accountants, make inquiries of such other party or have such accountants make inquiries of such other party concerning the information set forth therein and examine the work papers upon which such other party's calculation of the amounts set forth in such report is based or have such work papers examined by such accountants, and ALBANK and the Company agree to cooperate with each other and the respective independent certified public accountants in such efforts.

          (v)  In the event that ALBANK and the
Company have reached agreement at the end of the Review Period on the sum of the actual amounts as of the Pre-closing Close of Business of the Account Loan Amount, the Overdraft Lines of Credit
Amount, the Other Loan Amount, the Personal
Property Amount, the Real Property Amount, the
Premium Amount, the Proration Charges, the Prepaid
Expense Amount, the Cash on Hand Amount, the
Servicing Business Amount, the Late Fee Amount and the OREO Amount less the actual amount as of the Pre-closing Close of Business of the Deposit
Liabilities Amount (the "Actual Amount"), ALBANK shall transfer to AVC or GMB, as AVC may designate, by wire transfer the amount by which the Actual Amount exceeds the Estimated Amount, together with interest thereon at the Overnight
(uncollateralized) Federal Funds Rate from the
Closing Date to the date of payment, or, if the Estimated Amount is greater than the Actual
Amount, AVC or GMB shall transfer to ALBANK's
Federal Reserve account in New York City by wire transfer the amount by which the Estimated Amount exceeds the Actual Amount, together with interest thereon at the Overnight (uncollateralized)
Federal Funds Rate from the Closing Date to the date of payment in either case, without regard to whether the Actual Amount is a positive or negative number.

          (vi) In the event that ALBANK and the
Company are unable to reach agreement on the Actual Amount by the end of the Review Period, the calculation of the Actual Amount shall be submitted to a nationally recognized accounting firm mutually selected by ALBANK and the Company
(the "Accountants"), and the calculation by the Accountants of the Actual Amount shall be conclusive and binding upon ALBANK and the Company for purposes of this Section 5; the Company and ALBANK agree to cooperate with the Accountants and to make available to the Accountants all information reasonably necessary to permit the Accountants to calculate the Actual Amount and to share equally the cost incurred by having the Accountants make such calculation; within two
Business Days following receipt by ALBANK and the Company of the written report by the Accountants of their calculation of the Actual Amount, ALBANK shall transfer to AVC or GMB, as AVC may designate, by wire transfer the amount by which the Actual Amount as calculated by the Accountants exceeds the Estimated Amount, together with interest thereon at the Overnight
(uncollateralized) Federal Funds Rate from the
Closing Date to the date of payment, or, if the Estimated Amount is greater than the Actual
Amount, AVC or GMB shall transfer to ALBANK'S
Federal Reserve account in New York City by wire transfer the amount by which the Estimated Amount exceeds the Actual Amount, together with interest thereon at the Overnight (uncollateralized)
Federal Funds Rate from the Closing Date to the date of payment in either case, without regard to whether the Actual Amount is a positive or a negative number.

          (vii)     As soon as practicable after
the date that is 360 days after the Closing Date, ALBANK shall calculate the amount of Nontransferable Custodial Accounts that are
Assumed Custodial Deposits that have been renewed under the terms of the agreements governing such Deposits at any time after the date that all regulatory approvals for the transactions contemplated herein have been obtained (the
"Renewed Account Amount").  Promptly thereafter,
ALBANK shall remit to AVC or GMB, as AVC may designate, an amount (the "Premium Adjustment
Amount") equal to seven and one-half percent
(7-1/2%) of the Renewed Account Amount minus five percent (5%) of the average daily amount of Nontransferable Custodial Accounts that are
Assumed Custodial Deposits measured at the close of business of each Business Day during the Deposit Measuring Period, provided, however, that if the Premium Adjustment Amount as calculated in accordance with this Section 5(b)(vii) is a negative number, neither party shall have any obligation to remit additional funds to the other party pursuant to this Section 5(b)(vii).


6.   APPROVALS.

          Each of the Company and ALBANK will use
their or its best efforts to obtain all regulatory and other approvals necessary for such party to consummate the transactions contemplated by this Agreement. Each party also shall be responsible for preparing the financial information required for the applications and other regulatory reports necessary to obtain any governmental approval of the contemplated transactions and shall prepare any other application or regulatory report which may be separately necessary for such party to prepare in order to obtain any governmental approval. Each party will cooperate with the other in providing all necessary information for the applications and other regulatory reports.
Each party will permit the other to review any applications before submitting them to the regulatory authorities excluding any confidential parts or portions of such applications. Promptly following the filing of any application or report related to the transactions contemplated hereby with the appropriate regulatory agency, each party will provide the other with a copy of such application or report (excluding any confidential portions thereof). Each of the Company and ALBANK agrees to use their or its best efforts to submit the applications to appropriate regulatory agencies as soon after the date hereof as is practicable. Each of the Company and ALBANK will bear its own costs and fees associated with the preparation and filing of such applications. The covenants in this Section 6 with respect to regulatory applications and reports shall apply equally to any required amendments or supplements to any such application or report.

7.   AGREEMENTS OF THE COMPANY.

     (a)  Access to Records and Information.
Between the date of this Agreement and the Closing
Date, the Company shall afford to ALBANK and its authorized agents and representatives, upon reasonable prior notice, reasonable access during normal business hours to each of the Branches and to records and other information within the Company's possession relating to the Branches, the Assets to be purchased and the Liabilities to be assumed by ALBANK pursuant to the terms of this Agreement, including, specifically, for the purpose of due diligence on Loans and other
Assets. The Company shall cause its personnel to provide assistance to ALBANK's authorized agents and representatives in their investigation of matters relating to the Branches, the Assets and the Liabilities and in ALBANK's preparations for the consummation of the transactions contemplated by this Agreement, and to afford such agents and representatives full access to each of the Branches during non-business hours (whether on weekends, holidays or otherwise) as may reasonably be requested by ALBANK prior to the Closing Date, including, specifically, for the purpose of due diligence on Loans and other Assets; provided, however, that ALBANK's investigation and preparations shall be conducted in a manner which does not unreasonably interfere with the Company's normal operations and customer and employee relations. Notwithstanding anything to the contrary in this Section 7(a), the Company need not incur any material out-of-pocket costs or expenses in connection with this undertaking.

     (b)  Further Assurances.  The Company agrees
to use its best efforts to take, or cause to be taken, all reasonable action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to satisfy the conditions to Closing contained herein and to consummate and make effective the transactions contemplated by this Agreement, subject to the satisfaction of the conditions to the obligations of the Company set forth in Sections 17 and 18. On and after the Closing
Date, the Company shall (i) give such further assurances to ALBANK and shall execute, acknowledge and deliver all such bills of sale, deeds, acknowledgments and other instruments and take such further actions as may be necessary and appropriate to vest effectively in ALBANK full legal and equitable title in and to the Assets, and (ii) use reasonable efforts to assist ALBANK in the orderly transition of the operations of the Branches, Liabilities and Assets being acquired or assumed by ALBANK.

     (c)  Consents.  The Company will use
reasonable efforts, to the extent permitted by the relevant Contracts and applicable law, to obtain on substantially the same terms and conditions as exist on the date hereof all non-governmental consents necessary to consummate the transactions contemplated hereunder or which if not obtained could constitute a material breach or default under any provision hereof or under any material
Contract to be assigned to ALBANK hereunder. If the Company is not able to obtain a required consent under any material Contract, the Company will cooperate with ALBANK to obtain for ALBANK the benefits under such Contract, including enforcement of any and all rights of the Company against the other party or parties thereto.
Between the date hereof and the Closing Date, the Company shall advise ALBANK of its efforts to obtain all necessary third party consents on no less frequent than a monthly basis.

     (d) Notice. Not later than thirty (30) days prior to the Closing Date, the Company at its own expense shall notify all persons who are depositors of the Branches (including persons having Assumed Custodial Deposits) of the proposed transfer of their deposit accounts to ALBANK, which notice shall specify certain penalty-free withdrawal rights as provided in Title 8, Chapter
55, Section 1011 of the Vermont Statutes
Annotated, provided that (i) the Company and ALBANK shall agree on the timing and text of such notice prior to its release; and (ii) if ALBANK and the Company agree that the notice should be sent fewer than thirty (30) days prior to the Closing Date, the pre-Closing portion of the Deposit Measuring Period shall be decreased, and the post-Closing portion of the Deposit Measuring
Period shall be extended, by the same number of days by which the 30-day notice period is decreased, and provided further that the Company shall give the notice required by Section 14(c)(i) promptly after the Closing Date.


 (e)  Non-Competition Agreement.  For the
period commencing on the Closing Date and ending on the third anniversary of the Closing Date, the Company will not (i) solicit Deposits or other banking business (exclusive of Trust Business but including Individual Retirement Account or Keogh
Plan business) from residents of the State of Vermont or from persons who were Deposit or Loan customers (including customers who had Custodial
Accounts) of any of the Branches as of the Pre-closing Close of Business (collectively,
"Banking Customers"); (ii) purchase or open a new branch (or ATM) for the purpose of gathering insured Deposits or originating loans in the State of Vermont; or (iii) solicit, either directly or through third parties such as mortgage brokers, loans secured by real property located in the State of Vermont, provided, however, that nothing in this Section 7(e) shall (x) prohibit the Company from engaging in mass media advertising or solicitation involving radio or television communications receivable in the State of Vermont if such communications are not structured so as to be primarily receivable in the State of Vermont and are not targeted primarily at customers residing therein, (y) prevent either of AFC's New
York-located subsidiary banks after the Closing
Date (I) from soliciting loan or deposit business from persons or entities residing or located in the State of Vermont (other than Banking
Customers) that were loan or deposit customers of such bank prior to the date hereof or were solicited by such bank regarding such products prior to the date hereof or (II) from providing loan or deposit products to persons or entities residing or located in the State of Vermont (other than Banking Customers) if such banks are initially approached by such persons or entities regarding such products, or (z) prevent the Licensed Lender from engaging in appropriate and ordinary course of business workout activities with respect to any other real estate owned or loans acquired by such Licensed Lender from GMB on or prior to the Closing Date. After the Closing, the Company shall not use or permit any successor to use the name "Green Mountain Bank," "First Twin
State Bank," "Proctor Bank," "United Vermont
Bancorporation," or any name of a predecessor bank or predecessor bank holding company to any of the foregoing or any similar name in the State of Vermont and shall discontinue the use of the name
"Green Mountain Bank" in all other respects, provided, however, that if the Company shall have entered into any Trust Transfer Transaction but shall not have consummated the same as of the Closing Date, the Company may continue to use any of the foregoing names in connection with the Trust Business until such consummation, unless such consummation fails to occur within ninety
(90) days after the Closing Date, after which period the Company shall immediately cease the use of any of the foregoing names; and provided, further, that nothing in this Agreement or this
Section 7(e) shall preclude or prohibit the Company from using any of the foregoing names in connection with the winding up of the affairs of GMB or AVC and the filing of all documents and the making of any and all publication notices or legal announcements as may be required under law or agreement in connection with such winding up.
Nothing in this Section 7(e) shall prevent the Company from forwarding to all depositors at the Branches a notice of the transactions contemplated by this Agreement in accordance with the terms of Sections 7(d) and 14(c)(i) and from publishing or forwarding to all such depositors such other communications as may be required by law, regulation or any regulatory authority. The text of any such other communication, other than routine account statements or similar routine account mailings, shall be approved in advance by ALBANK, which approval shall not be unreasonably withheld.


     (f)  Conduct of Business Prior to Closing.
Except as required by law, regulation or any regulatory authority, or as provided herein, between the date hereof and the Closing Date, the Company shall conduct the business of each of the Branches only in the ordinary course and substantially in the same manner as heretofore conducted, provided that nothing in this Section
7(f) shall preclude the Company from negotiating and consummating a Trust Transfer Transaction, as described in Section 2(h). Specifically and without limiting the general prohibition in the foregoing sentence, the Company shall not, without the prior written consent of ALBANK, which consent shall not be unreasonably withheld:

          (i)  cause the Branches to engage or
participate in any material transaction or incur or sustain any material obligation except in the ordinary course of business;

          (ii) cause the Branches to receive from
or to transfer to the Company's other operations or branches any Assets or records related to the Branches or Assets, except upon the unsolicited request of a depositor in the ordinary course of business;

          (iii)     cause the Branches to transfer
to the Company's other operations or branches any Deposits or records related thereto, except upon the unsolicited request of a depositor in the ordinary course of business and any Deposits of the Company's employees;

          (iv) undertake any actions which are
inconsistent with a program to use all reasonable efforts to maintain good relations with Employees, unless such actions are required or permitted under this Agreement;

          (v)  make, renegotiate, renew, increase,
extend or purchase any loan, lease (credit equivalent) or other extension of credit, or make any commitment in respect of any of the foregoing, except, in the case of GMB, loans, leases and other extensions of credit (A) in an amount not exceeding $203,150, in the case of loans which are for the sole purpose of acquiring or refinancing one- to four-family owner-occupied residences
(provided, however that GMB may not make, renegotiate, renew, increase, extend or purchase any loan that is underwritten based on either no or limited verification of income or otherwise without full documentation customary for such a loan), and (B) in the case of commercial mortgage loans or commercial and industrial loans: (x) in an amount not exceeding $300,000, with no additional approval required, provided that each such loan is made in accordance with GMB's established lending policies and procedures as in effect on the date hereof, and (y) in an amount exceeding $300,000, with the ratification of ALBANK, which shall be deemed given if, within ten
(10) business days after the day that (i) ALBANK receives from GMB a request in writing, accompanied by a written summary of the proposed loan, that ALBANK provide such ratification, (ii)
GMB makes available for ALBANK at GMB's offices a financial analysis of the proposed loan and borrower prepared by GMB and (iii) GMB extends to ALBANK a full opportunity to examine the credit files of GMB with respect to such proposed loan, ALBANK shall not have responded in writing to such request (it being understood that, in determining whether any such loan (a "New Loan") complies with the maximum dollar amounts set out in this clause
(B), the amount of all then outstanding loans, leases and other extensions of credit to a single obligor (within the meaning of Title 8, Chapter
57, Section 1206 of the Vermont Statutes
Annotated) then on the books of GMB shall be aggregated with the amount of such New Loan (such sum the "Aggregate Credit Outstanding Amount"));
provided however, that the approval procedure specified in subclause (B)(y) shall not be required for (I) a New Loan in an amount less than $300,000, notwithstanding that the New Loan would result in an Aggregate Credit Outstanding Amount of greater than $300,000, if (a) the customer requires the New Loan to satisfy an immediate and time-sensitive credit need; and (b) no existing loan, lease or other extension of credit to the GMB customer is delinquent in payment of principal or interest or in default with respect to any other provision; or (II) a New Loan in an amount of $100,000 or less, notwithstanding that the New
Loan would result in an Aggregate Credit
Outstanding Amount greater than $300,000, if the New Loan is rated 1, 2 or 3 under GMB's credit scoring policy; provided, further that (x) subclauses (I) and (II) of the preceding proviso shall apply with respect to only one New Loan per GMB customer; (y) each such New Loan shall comply in all respects with GMB's lending policies and procedures, and each and every representation and warranty contained in Sections 12(e)(i), (iv) and
(v) shall be true with respect to each New Loan;
and (z) GMB shall provide notice in writing to ALBANK of any New Loan within two (2) business days after transferring funds in accordance therewith;

          (vi) increase or agree to increase the
salary, remuneration or compensation of any Employee other than in accordance with GMB's customary policies and/or bank-wide changes;
provided, however, the Company may, at its option
(and without in any way assuming an obligation to do so), (A) make payments to or for Employees in lieu of or as partial compensation for savings, incentive or other employee benefits and (B) pay incentive compensation to Employees for purposes of retaining their service through the Closing
Date;

          (vii)     invest in any fixed assets or
leasehold improvements related to the Purchased
Branches, except for commitments made on or before the date of this Agreement as set forth in
Schedule 7(f)(vii).1, items contained in the 1996
GMB capital expenditure budget on the date hereof as set forth in Schedule 7(f)(vii).2, replacements of furniture, furnishings and equipment, and normal maintenance and refurbishing purchased or made in the ordinary course of the business of the Purchased Branches;

          (viii)    create or suffer to exist any
material Encumbrance on any of the Assets, or otherwise enter into any material transaction or make any material commitment relating to any of the Assets;

          (ix) transfer, assign or otherwise
dispose of, or enter into any contract, agreement, or understanding to transfer, assign or otherwise dispose of, any of the Assets;

          (x)  enter into any commitment,
agreement, understanding, or other arrangement to relocate, terminate the operations of or dispose of any of the Branches or ATM's relating to the Branches other than pursuant to the terms of this Agreement;

          (xi) enter into any new line of business outside of the business of banking affecting the Branches, or, in any Branch, enter into any new line of banking business, including but not limited to the Trust Business or any fiduciary activities, not previously engaged in at such Branch;


          (xii)     change its accounting methods,
policies, or procedures in effect as of December
1, 1995, except as required or permitted (in the sense that required changes may be adopted in advance) by changes in generally accepted accounting procedures;

          (xiii)    except as provided under
Section 9(b) of this Agreement, enter into, modify or renew any individual employment, severance or other benefit agreement with any Employee (an
"Employee Agreement"), terminate the employment of any Employee, or establish, adopt, enter into or amend any health or welfare, collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other benefit plan, agreement, trust fund, policy or arrangement covering any two or more Employees (an
"Employee Plan");

          (xiv)     undertake, enter into or
renew, amend or terminate, or give notice of a proposed renewal, amendment or termination of any commitment with respect to (a) any Lease; (b) any other lease, contract or agreement involving the Branches other than in the ordinary course of business consistent with past practice; and (c) regardless of whether consistent with past practice, any other lease, contract, agreement or commitment involving the Branches extending beyond the Closing Date, provided that ALBANK will not withhold its consent to any lease, contract, agreement or commitment relating to the Real
Property of the Rutland Branch if such cannot reasonably be expected to have an adverse effect on the Assets or Liabilities, the ability of the parties to consummate the transactions provided for herein or the timing of such consummation;

          (xv) commit any act or omission which
constitutes a material breach or default by GMB under any regulatory agreement or under any material contract or material license to which GMB is a party or by which it is bound which affects the Branches or operations thereof;

          (xvi)     waive any material right,
whether in equity or at law, that it has with respect to any Loan, provided that this clause
(xvi) shall not prevent the Company from agreeing in its reasonable judgment to alter the terms of any Loan it is renegotiating if the outstanding amount of such Loan is below the relevant threshold amounts set forth in clause (v) above;

          (xvii)    take any action that is
intended or may reasonably be expected to result in any of the Company's representations and warranties set forth in this Agreement being or becoming untrue;

          (xviii)   make any investment or
commitment to invest in real estate or in any real estate development project affecting the Purchased
Branches;

          (xix)     make less stringent than as in
effect on the date of this Agreement GMB's operational policies, activities or practices
(including practices with respect to customer service charges, credit underwriting policies or standards and policies or practices with respect to lending, charge-off or classification of loans, reserves and provisions for loan losses, the placement of loans in non-accrual status, and liability management); or

          (xx) solicit or accept Deposits at a
rate of interest that exceeds the average effective yields on insured deposits of comparable maturity in GMB's normal market area or, in any case, at a rate of interest inconsistent with GMB's rate-setting practices within the last year, or make any payment in respect of Deposits other than in accordance with the terms of the applicable deposit agreements.

     (g)  Items in the Company's Possession.  The
Company will cooperate with ALBANK and take all reasonable steps requested by ALBANK to ensure that from and after the Closing Date each Payment
Item and Deposit Item which is coded for presentment to the Company or to any bank for the account of the Company is available for delivery to ALBANK or its messenger in a timely fashion consistent with the terms of this Agreement and any applicable clearing house rule or agreement.
ALBANK shall reimburse the Company for all reasonable expenses incurred from and after the Closing Date by the Company pursuant to the Company's efforts to ensure that such items are so delivered within such time period.

     (h)  Electronic Funds Transfer Transactions.
The Company shall promptly remit to ALBANK electronic funds transfer deposits made after the Closing with respect to accounts allocated to the Branches which are Deposit Liabilities assumed by ALBANK at the Closing. Upon the expiration of ninety (90) days after the Closing, the Company may, at its option, cease honoring electronic funds transfer deposits with respect to Deposit
Liabilities assumed by ALBANK.

     (i) Insurance. Schedule 7(i) sets forth all of the policies relating to insurance maintained by the Company with respect to the Branches, including, without limitation, the Real Property, the Personal Property, the Loans and the Servicing
Business (or any comparable policies entered into as a replacement therefor). Until the Closing, the Company shall maintain in full force and effect all current insurance policies set forth on
Schedule 7(i).

     (j)  Compliance with Law/Maintenance of
Property. The Company shall comply with all applicable laws, regulations and rulings affecting or applicable to the Branches or this Agreement and the consummation of the transactions contemplated hereby, and shall maintain the Personal Property and the Fee Branches, and to the extent tenant is required to do so under any applicable Lease, the Leased Branches, and any shrubbery or landscaping appurtenant to the Branches, in the condition existing on the date hereof, reasonable wear and tear excepted, and in any case consistent with standards of management and care that the Company would exercise were it to continue to operate the Branches for its own account.

     (k)  Tapes and Trial Balances and Loan Data.

          (i)  Within ten (10) days of the date
hereof, the Company shall provide ALBANK with a trial balance tape with corresponding paper trial balance with respect to each of the Deposit
Liabilities which ALBANK will be assuming. In addition, the Company shall provide ALBANK with a trial balance tape with respect to each of the Deposit Liabilities which ALBANK will be assuming
(A) on a weekly basis, commencing with the week ending four weeks prior to the anticipated Closing
Date; and (B) as of the close of business on each Business Day during a period commencing ten (10)
Business Days prior to the anticipated Closing
Date and ending on the Closing Date.


          (ii) Within ten (10) days of the date
hereof, the Company shall provide ALBANK with outstanding balances for the Loans set forth on Schedules 1.1, 1.2, 1.3, 1.4, 1.11, 1.13 and 8(h)
and shall update such schedules on a weekly basis commencing with the week ending four weeks prior to the anticipated Closing Date.

     (l)  Communications with Customers.  After
receipt of all required regulatory approvals, the Company shall permit ALBANK to communicate with, and to deliver information, brochures, bulletins, press releases and other communications reasonably acceptable to the Company to, depositors, borrowers and other customers of the Branches concerning the business and operations of ALBANK and the transactions contemplated by this Agreement.

     (m)  Training of Employees.  On and after
delivery by ALBANK of the initial list of Designated Employees under Section 9(b), the
Company shall permit ALBANK, at the request of ALBANK and upon reasonable notice, to train any and all Designated Employees at reasonable times and for reasonable periods of time, shall excuse such Designated Employees from their duties during such periods of time for purposes of training, and shall be responsible for paying, and shall continue to pay, the salaries and benefits of such Designated Employees for such periods.

     (n) Environmental Audit. The Company shall, if reasonably requested by ALBANK, conduct an environmental audit prior to foreclosure on any real property securing any Loan if the Company has knowledge that Hazardous Material was or is present, manufactured, generated, used, recycled, reclaimed, released, stored, treated or disposed of at, in or from such property, and provide the results of such audit to, and consult with, ALBANK regarding the significance of such audit prior to foreclosure on any such property.


8.   AGREEMENTS OF ALBANK.

     (a)  Performance of Liabilities.  From and
after the Closing Date, and subject to the Company's compliance with Sections 7(g) and (h) in the case of items referred to in Sections 7(g) and
(h), ALBANK shall pay, to the extent of sufficient available funds on deposit, all properly drawn
Payment Items timely presented to it by mail, over its counters or through clearings by depositors whose deposits or accounts on which such Payment
Items are drawn are Deposit Liabilities, whether drawn on GMB's forms (for ninety (90) days after the Closing Date) or on those provided by ALBANK.
ALBANK shall fully perform, pay and discharge all of the Contract Liabilities subject to Section
4(a). ALBANK shall, in all other respects, discharge, in the usual course of the banking business, the duties and obligations of the Company with respect to balances due and owing to the depositors whose Deposits are assumed by ALBANK. From and after the Closing Date, ALBANK agrees to issue all monthly statements to depositors as may be required by applicable deposit contracts. From and after the Closing
Date, ALBANK agrees to file all required information returns including Forms 1099 with the Internal Revenue Service with respect to Deposits assumed by ALBANK under this Agreement; provided that, with respect to the year in which the Closing Date occurs, the Company shall file all such required returns with respect to such Deposits for the period prior to the Closing Date, and ALBANK shall file such returns only with respect to the period beginning with the Closing
Date. From and after the Closing Date, ALBANK agrees to perform all obligations, including fiduciary obligations, incurred by it as a matter of law or agreement as successor trustee or successor custodian to GMB with respect to all Transferable Custodial Accounts that are Assumed
Custodial Deposits.

     (b)  Further Assurances.  ALBANK agrees to
use its best efforts to take, or cause to be taken, all reasonable action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to satisfy the conditions to Closing contained herein and to consummate and make effective the transactions contemplated by this Agreement, subject to the satisfaction of the conditions to the obligations of ALBANK set forth in Sections 16 and 18. On and after the Closing Date, ALBANK shall give such further assurances to the Company and shall execute, acknowledge and deliver all such acknowledgments and other instruments and take such further actions as may be necessary and appropriate effectively to relieve and discharge the Company from any obligations remaining under the Liabilities assumed by ALBANK.


     (c)  Compliance with Law.  ALBANK shall
comply with all applicable laws, regulations and rulings in connection with this Agreement and the consummation of the transactions contemplated hereby.

     (d)  Change of Name, Notice.  From and after
the Closing Date, ALBANK, at its own expense, shall promptly change the name on all documents and facilities relating to the Branches to ALBANK's name. ALBANK, at its own expense, shall, within ninety (90) days after the Closing Date, notify all persons who are customers and depositors of any of the Branches of such change, which notification shall comply with applicable
OTS regulations. Nothing in this Section 8(d) shall require ALBANK to undertake to rewrite outstanding loans or other documents assumed by or assigned to ALBANK on the Closing Date except in the ordinary course of business. For the period commencing on the Closing Date and ending on January 15, 1999, ALBANK shall not use, and ALBANK shall use reasonable efforts to ensure that any successor shall not use during such period, the name "Green Mountain Bank," "Proctor Bank," "First
Twinstate Bank," "United Vermont Bancorporation," or any name of a predecessor bank or predecessor bank holding company to any of the foregoing or any similar name, in the State of Vermont.

     (e)  Conversion of Draft Accounts.  Promptly
following the Closing, but in no event later than thirty (30) days thereafter, ALBANK shall mail to each depositor in respect of a checking account, NOW account, money market account or other account which permits deposits to be transferred to third parties by means of drafts drawn on such account
(collectively, "Draft Accounts") which are part of the Deposit Liabilities assumed by ALBANK (i) a letter notifying such depositor of the transfer of his or her Draft Account hereunder and requesting that such depositor cease writing drafts on GMB's forms against such Draft Account immediately upon receipt of such letter, and (ii) drafts of ALBANK in respect of such Draft Accounts, together with all other information and documents required by applicable law and regulation. For a period of ninety (90) days following the Closing Date, the Company shall honor Payment Items drawn on Draft
Accounts which are part of the Deposit Liabilities and, on a daily or less frequent basis determined by the Company, ALBANK shall reimburse the Company in immediately available funds for the amount of such Payment Items. Upon the expiration of such ninety (90) day period, the Company may, at its option, cease honoring its Payment Items drawn against such Draft Accounts.


     (f)  Electronic Funds Transfer Transactions.
Promptly after the Closing, ALBANK shall obtain all consents necessary to enable electronic funds transfer deposits with respect to the Deposit
Liabilities to be made directly to ALBANK.

     (g)  Obligations to Reimburse the Company.
Subject to the provisions of Sections 14(a) and
(e) hereof, ALBANK shall promptly reimburse the Company in cash or other immediately available funds as to (i) any Payment Items which are paid or discharged by the Company after the Closing
Date, (ii) any Deposit Items which are returned to the Company after the Closing Date, and (iii) charges, fees and expenses reasonably incurred by the Company after the Closing Date in connection with any Payment Items or Deposit Items referred to in clauses (i) and (ii) of this Section 8(g).

     (h)  Obligation with Respect to Certain
Troubled Debt Restructures. With respect to any troubled debt restructured loan listed on Schedule
8(h) hereto (each a "TDR Loan"), ALBANK agrees to remit to AVC or its designee 75% of any amount in excess of the book value of such TDR Loan on GMB's books as of the Pre-closing Close of Business which ALBANK collects from the related borrower in connection with amounts owed by such borrower as evidenced on the related loan documentation and summarized on Schedule 8(h). ALBANK will conduct its servicing of TDR Loans and its dealing with the related borrowers in substantially the same way it conducts such activities with respect to any other such loan it owns, and will have no obligation to act otherwise, subject to the repurchase right extended by it to the Company pursuant to the following sentence. If (i) the borrower on any TDR Loan is in default thereunder or (ii) ALBANK proposes to restructure any TDR
Loan, ALBANK, (y) before (in the case of (i) above) initiating any action in the nature of foreclosure with respect to such loan (including any acceleration of the borrower's repayment obligations thereunder), but at or shortly before the time it normally would initiate any such action, or (z) before (in the case of (ii) above) effecting any such restructure, shall advise the Company of any such proposed action or restructure, whereupon the Company will have the option, exercisable by notice to ALBANK within ten
(10) days of the Company's receipt of such advice from ALBANK, to repurchase such TDR Loan from ALBANK for an amount equal to the value of the loan on the books of ALBANK immediately after the Closing Date less any principal payments received between the Closing Date and the date of repurchase less a proportional amount of the specific ALLL allocation assigned to such loan on Schedule A-1 to Exhibit A hereto as of the Pre-closing Close of Business. It is understood that any amount paid by ALBANK to the Company under this Section 8(h) will be net of ALBANK's third party expenses with respect to the TDR
Loans.


     (i)  Restricted Information.  For the period
commencing on the Closing Date and ending on the third anniversary of the Closing Date, (i) ALBANK shall not use to its own advantage, and shall ensure that none of its affiliates shall use to its advantage, any non-public information relating to the Company obtained by ALBANK directly or indirectly from the Company or its current or former employees that does not reasonably relate to the Assets being acquired or the Liabilities being assumed by ALBANK under this Agreement
("Restricted Information"), whether such
Restricted Information may have been or may be obtained by ALBANK, its affiliates, representatives, or agents or employees of any of the foregoing (collectively, the "ALBANK Group") in the course of negotiations or investigations leading to execution of this Agreement or consummation of the transactions provided for herein or may be obtained by any of the ALBANK
Group after such consummation from former employees of the Company, and (ii) ALBANK will not solicit any trust business from Trust Customers of GMB as of the date hereof and as of the Closing
Date whose trust accounts are not being
transferred to ALBANK hereunder; provided, however, that such agreement not to solicit shall apply if and only if, and only to the extent that, such customers may have been or may be specifically identified by ALBANK or its affiliates as Trust Customers as a result of information obtained by any one or more of the ALBANK Group from the Company or its employees in the course of negotiations or investigations leading to execution of this Agreement or consummation of the transactions provided for herein or after consummation hereof from former employees of the Company. From the date hereof until three years after the Closing Date, the Company shall use best efforts to ensure that no list identifying persons as Trust Customers is made available to ALBANK. Nothing in this Section
8(i) shall prevent ALBANK from, without
limitation, (i) acting as trustee or custodian under Custodial Accounts transferred to ALBANK hereunder, (ii) providing fiduciary services in connection with its securities and insurance subsidiaries, or (iii) soliciting trust business from Banking Customers or any other persons unless such persons have been specifically identified by ALBANK or its affiliates as Trust Customers as a result of information obtained in the manner described in the last clause of the second preceding sentence.


9.   AGREEMENTS OF THE COMPANY AND ALBANK WITH
RESPECT TO EMPLOYEES.

     (a)  Employee Obligations.

          (i)  ALBANK shall have no obligation
under this Agreement to, or arising from employment by the Company of, the Employees or any employees employed by the Company in connection with the Trust Business. After the Closing Date, the Company may continue to employ or subsequently employ Employees who do not accept employment with ALBANK. All Employees will have their earned compensation paid in full by the Company through the Pre-closing Close of Business, including any amounts due for accrued but unused vacation and other leave, and accrued but unpaid commissions or bonuses.

          (ii) ALBANK may at its sole discretion
offer employment to any Employee in good standing as of the Closing Date. Salaries, benefits and continued employment of any such Employee hired by ALBANK after the Closing Date shall be within ALBANK's discretion and nothing contained herein is to be construed as an employment contract for any such Employee.

     (b)  Employee Procedures.

          (i)  With respect to all Employees, as
soon as reasonably practicable after the date hereof, and with the prior consent of the Chief
Executive Officer, President or Director of Human
Resources of GMB (which consent shall not unreasonably be withheld) ALBANK shall be given access to such Employees for the purpose of conducting interviews. Promptly after such interviews, ALBANK will provide to the Company a confidential list designating those Employees to whom ALBANK intends to offer employment at the Closing Date (the "Designated Employees") and the position to be offered to each. Thereafter, ALBANK may supplement or amend such list of Designated Employees from time to time. After its receipt of the initial list, the Company may, at its option, approach any or all Employees other than the Designated Employees to discuss opportunities for such employees to transfer to other positions with the Company or an affiliate as of the Closing Date.


          (ii) Notwithstanding anything herein to
the contrary, ALBANK shall have no obligation to offer employment to any of the Employees (other than the Designated Employees) who are employed by the Company on the Closing Date.

          (iii)     ALBANK and the Company shall
coordinate all communications of employment offers by ALBANK to the Designated Employees.

          (iv) Immediately prior to the Closing
Date, the Company shall terminate all Employees other than any such Employees the Company intends to employ elsewhere, and ALBANK shall offer employment to each of the Designated Employees.
The Company shall be responsible for any severance payments due to Employees that the Company terminates pursuant to the foregoing sentence.
During the period extending from the date hereof until the date that ALBANK delivers to the Company its initial list of Designated Employees in accordance with Section 9(b)(i), the Company will not terminate any Employee other than for cause, and during the period extending from the date of delivery of such initial list until the Closing
Date, the Company will not terminate any Designated Employee with or without cause unless
ALBANK shall have consented to such termination;
provided, however, that the foregoing clause shall not prohibit the Company from placing any Employee on paid or unpaid suspension or leave of absence under appropriate circumstances. ALBANK's offers of employment to Designated Employees shall be on an "at-will" basis, and ALBANK shall have no obligation to continue employment of any Designated Employee and may at its option terminate employment at any time.

          (v)  Except with the prior written
consent of ALBANK, the Company shall not actively solicit any of the Transferred Employees (as defined in Section 9(c) below) as prospective employees of the Company for a period of one (1) year after the Closing Date.


     (c)  Employee Benefits.

          (i)  All Employees who are offered
employment by ALBANK and who accept such employment ("Transferred Employees") will:

               (A)  On and as of the Closing Date,
be immediately eligible to participate in employee health, life, and other welfare benefit programs enjoyed by ALBANK's employees of current service and age in comparable positions; provided, however, that ALBANK will have no liability for any claims made under the Company's long-term disability, worker's compensation, health, life and benefit programs on or before the Closing
Date;

               (B)  On and as of the Closing Date,
be credited for past years of service with the Company or its affiliates for the determination of vacation and leave benefits under ALBANK's policies;

               (C)  On the first of the month
following one year after the Closing Date, and upon reaching age 21 (or upon any earlier date pursuant to the terms of relevant plan documents), be eligible to participate in ALBANK's Incentive
Savings and Employee Stock Ownership Plans;

               (D)  If a Transferred Employee
meets the eligibility requirements of The
Retirement Plan of Albany Savings Bank, F.S.B. in
RSI Retirement Trust ("ALBANK's Pension Plan")
(age 21 and one year of service) on the Closing
Date, such employee will be eligible to enroll in ALBANK's Pension Plan on the first available enrollment date; provided that prior years of service at the Company will be counted for pension eligibility purposes only; and provided further that credited service with ALBANK for purposes of vesting and benefit accrual under ALBANK's Pension
Plan will be calculated commencing on the Closing
Date. If a Transferred Employee does not meet the eligibility requirements of ALBANK's Pension Plan on the Closing Date, the employee shall be required to do so before being enrolled in such plan. Such employees' years of service with the Company shall be carried forward (for pension eligibility purposes only), and, except as otherwise provided pursuant to the terms of ALBANK's Pension Plan, their credited service with ALBANK for purposes of vesting and benefit accrual under ALBANK's Pension Plan shall commence upon their enrollment into ALBANK's Pension Plan.
Transferred Employees in both categories shall be required to accrue five years of service at ALBANK
(not counting years of service with the Company) in order to collect a vested or pension benefit from ALBANK's Pension Plan.

          (ii) ALBANK shall in a timely fashion
take such action, if any, as is necessary, including the adoption of appropriate amendments to its employee benefits plans and the obtaining of appropriate approvals for such amendments, to effectuate the terms of the above provisions.

          (iii)     With respect to Transferred
Employees, and except as otherwise provided herein, ALBANK shall be responsible for: (A) salaries, wages and other remuneration relating to services performed from and after the Closing
Date; and (B) all other employment costs incurred as a result of events occurring from and after the Closing Date.

          (iv) Notwithstanding anything herein to
the contrary, to the extent required by the Consolidated Omnibus Budget Reconciliation Act of
1985, as amended, any employee of the Company terminated by the Company as a result of this transaction shall be entitled to receive the required notices and subsequent coverage, if elected, from the Company.

10.  COMPUTER SERVICES.

          From and after the date hereof, the
Company shall meet with ALBANK on a regular basis to discuss and plan for the conversion of GMB data processing and related electronic informational systems to those used by ALBANK (the "Systems
Conversion"). Each of ALBANK and the Company shall use its and their best efforts to complete the Systems Conversion as of the Closing Date.
Each party shall be responsible for its own costs and expenses associated with the Systems
Conversion.

11.  THE CLOSING.

          The consummation of the transactions
provided for herein (the "Closing") shall take place as of 12:01 A.M. on a date (the "Closing
Date") to be determined by agreement of the Company and ALBANK, provided that, unless the parties agree otherwise in writing, such date shall be not more than ten (10) days after the first date (the "Satisfaction Date") on which all required regulatory approvals of the transactions contemplated hereby have been received and all applicable waiting periods with respect thereto have expired, and provided further that the Closing Date shall be a Business Day.
Notwithstanding the foregoing sentence, if, as of the Satisfaction Date, the Company shall have entered into but not consummated a definitive agreement or agreements for one or more Trust
Transfer Transactions pursuant to which all or substantially all the Trust Business is to be acquired and/or assumed by one or more
Counterparties, and if, as of the Satisfaction
Date, it appears reasonably likely that the Company will be able to consummate such Trust
Transfer Transaction or transactions within thirty
(30) days of the Satisfaction Date, then, at the request of the Company, the Closing Date hereunder shall be postponed to a date not more than thirty
(30) days after the Satisfaction Date, in order that the Closing hereunder may occur at or about the same time as the consummation of such Trust
Transfer Transaction or transactions. The Closing will be effected on the basis of the state of facts relating to the Assets and the Liabilities existing as of the Pre-closing Close of Business.
Prior to the Closing, there shall be a pre-closing meeting. The Closing and pre-closing meeting shall take place at the offices of Cleary, Gottlieb, Steen & Hamilton located at One Liberty
Plaza, New York, New York 10006, provided that the
Closing and pre-closing meeting may take place at such other place as the parties may agree.


12.  REPRESENTATIONS AND WARRANTIES OF THE
COMPANY.

          Each of AFC, AVC and GMB hereby
represents and warrants to ALBANK as of the date of this Agreement and as of the Closing Date as follows:

     (a)  Corporate Organization, Powers and
Authority; Records.

          (i)  AFC is a business corporation, duly
organized, validly existing and in good standing under the laws of the State of New York. AVC is a business corporation, duly organized, validly existing and in good standing under the laws of the State of Vermont. GMB is a banking corporation, duly organized, validly existing and in good standing under the laws of the State of Vermont. Each of AFC, AVC and GMB has the corporate power and authority to own its properties, to effect this transaction and carry on its business as currently conducted.

          (ii) The deposit accounts of GMB are
insured by the FDIC through the BIF, to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by GMB.

          (iii)     GMB has the corporate power
and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, either individually or in the aggregate, would not have a Material Adverse Effect on GMB. As used in this Agreement, the term "Material Adverse Effect" when used for any party hereto means any change or effect that is or, in the reasonable judgment of the parties hereto, would be, materially adverse to the business, operations, properties, assets, liabilities, result of operations or financial condition of such party and its subsidiaries taken as a whole, and, for GMB, of the Branches, individually or taken as a whole, exclusive in any such case, of the Trust Business.


          (iv) Except as set forth on Schedule
12(a)(iv) hereto, (i) each of AFC, AVC and GMB has full corporate power and authority to execute and deliver this Agreement and the Servicing Purchase
Agreement and to consummate the transactions contemplated hereby and thereby; (ii) the execution and delivery of this Agreement and the Servicing Purchase Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of each of AFC, AVC and GMB and the shareholders of AVC and GMB; (iii) no other corporate proceedings on the part of AFC, AVC and GMB are necessary to approve this Agreement and the Servicing Purchase Agreement and to consummate the transactions contemplated hereby and thereby;
and (iv) each of this Agreement and the Servicing
Purchase Agreement has been duly and validly executed and delivered by AFC, AVC and GMB and constitutes a valid and binding obligation of AFC, AVC and GMB, enforceable against AFC, AVC and GMB in accordance with its terms, subject to applicable bankruptcy, insolvency, and similar laws affecting creditors' rights generally and the rights of creditors of insured depository institutions, and subject to general principles of equity, whether applied in a court of law or a court of equity.

          (v)  With respect to account records
reflecting GMB's fixed assets, furniture, fixtures and equipment, the books and records of GMB have been, and are being, maintained in accordance with applicable legal and accounting requirements, reflect only actual transactions and reflect all of its assets, liabilities and accruals and all of its items of income and expense in accordance with generally accepted accounting principles consistently applied. All accounting ledgers and other books and records of GMB are located at the principal office of GMB in Rutland, Vermont, or the principal office of AFC in Glens Falls, New
York, and are true, complete and correct in all material respects, and present fairly the financial condition, results of operations and changes in financial position of GMB as of the date and for the period indicated.

     (b) No Violation. Neither the execution and delivery of this Agreement or the Servicing
Purchase Agreement by AFC, AVC and GMB, nor the consummation by AFC, AVC and GMB of the transactions contemplated hereby and thereby, nor compliance by AFC, AVC and GMB with any of the terms or provisions hereof and thereof, will (i) violate, conflict with or result in a breach of any provision of the Charter, Articles of Incorporation or Bylaws of AFC, AVC or GMB, or
(ii) assuming that the consents and approvals referred to in Section 12(c) are duly obtained,
(A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to AFC, AVC or GMB, or any of its properties or assets, or (B) violate, conflict with, result in a breach of any provisions of or the loss of any benefit under, constitute a default (or an event, which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of AFC, AVC or GMB under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which AFC, AVC or GMB is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of this subclause
(b)(ii)(B)) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not have a Material
Adverse Effect on AFC, AVC or GMB.

     (c)  Consents and Approvals.  Except as set
forth on Schedule 12(c) hereto and except for the filing of applications and notices with, and the obtaining of consents and approvals of, as applicable, federal and state bank regulatory authorities, and the consent or approval of the lessors to the Company's assignment of the Leases to ALBANK, as appropriate, none of AFC, AVC and GMB is required to obtain the consent or approval of, or give notice to, any third party in connection with the execution and delivery by AFC, AVC and GMB of this Agreement or the Servicing
Purchase Agreement and the consummation of the transactions contemplated hereby and thereby.


     (d)  Title to Real and Personal Property;
Encumbrances; and Leases.

          (i)  Except as set forth on Schedule
12(d)(i) hereto, the Company has good and marketable fee title to all the Real Property and all Personal Property owned by it which is being purchased by ALBANK hereunder and owns such property free and clear of any and all Encumbrances, except Permitted Encumbrances and
Permitted Exceptions.

          (ii) Except as set forth on Schedule
12(d)(ii) hereto, none of AFC, AVC or GMB has received any notice of violation of any applicable zoning or environmental regulation, ordinance or other law, order, regulation or requirement relating to (A) the operations conducted from or at the Branches or (B) the Real Property (a
"Violation") and the Company's has no knowledge of any such Violation of a material nature. The
Company shall give ALBANK notice of any such Violation that it receives prior to Closing (a
"Violation Notice"), and the provisions of Section
15(d) shall apply thereto.  Except as set forth on
Schedule 12(d)(ii) hereto, all buildings and structures constituting the Purchased Branches or the OREO conform in all material respects with all applicable ordinances, codes and regulations, or are not required to conform due to grandfathering clauses contained in such ordinances, codes or regulations, and all permits, licenses, approvals and other authorizations, required by any governmental authority or third party have been obtained and are in full force and effect. The
Company has the right under all applicable laws and Leases to use all of the Real Property Assets for the use for which they are currently being used, and there is no condemnation proceeding pending or, to the knowledge of the Company, threatened, which would preclude or impair the use of the Purchased Branches as currently being used in the conduct of the banking business of GMB or the use of the OREO properties in the manner in which each is currently being used. For purposes of this Agreement, "to the knowledge of the Company" or words of substantially identical import shall mean any fact, condition or circumstance actually known by an officer of the Company in the reasonable exercise of such officer's duties.


          (iii)     Annexed to Schedule 1.9 are
true and complete copies of all of the Leases, and GMB is the tenant with respect to each such Lease.
Each of the Leases and each of the Premises Leases is valid and binding on GMB and, to the Company's knowledge, valid and binding on and enforceable against all other respective parties to the Leases and the Premises Leases in accordance with their respective terms (subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and general principles of equity). There are not, under the Leases or the Premises Leases, any existing breaches, defaults, events of default by GMB, or events which with notice and/or lapse of time would constitute a breach, default or event of default by GMB, nor has the Company received notice of, or made a claim with respect to, any breach or default by any other party to the Leases or the Premises
Leases. GMB enjoys quiet and peaceful possession of all such leased properties occupied by it as lessee. All rent on the Leases and the Premises
Leases has been paid through the current month.

          (iv) The Real Property and Personal
Property which are being purchased by ALBANK hereunder are in such maintenance, repair and operating condition, ordinary wear and tear excepted, as is consistent with customary prior business practice at the Branches, are adequate for the purposes for which they are now being or are anticipated to be used, and are free from any material defects.

     (e)  Loan Portfolio.

          (i)  Except as set forth on Schedule
12(e)(i) hereto, to the knowledge of the Company,
(a) each of the Loans was validly and legally made and constitutes a valid and binding agreement of the borrower enforceable in accordance with its terms (A) subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally, (B) subject to general principles of equity, and (C) provided that certain remedies, waivers and other provisions of the loan documents may not be enforceable, but such unenforceability will not render the loan documents invalid as a whole or preclude the judicial enforcement of the obligation of the borrower to repay the principal thereon as provided in the note, the foreclosure of any mortgage or the enforcement of any security agreement; (b) any mortgage or security agreement relating to each Loan is properly secured and recorded or perfected and represents a valid mortgage or security interest on properties described therein; and (c) no amount owed under any Loan is subject to any meritorious defenses which may be asserted against GMB. GMB has not entered into any agreement which, to the Company's knowledge, will result in a future waiver or negation of any material rights or remedies currently available against the borrower or guarantor, if any, on any such Loan. No claim, counterclaim, set-off right or other similar right has been asserted, and no grounds for any meritorious claim, counterclaim, set-off right or other similar right exists, with respect to any Loan which could impair the collectibility thereof. For purposes of this Section 12(e), a claim, counterclaim, set-off right or other similar right or defense is "meritorious" if it survives a motion for summary judgment.


          (ii) Except as set forth on Schedule
12(e)(ii) hereto, each mortgage securing a Loan has been and is evidenced by documentation of the types customarily employed by GMB, which are consistent in all material respects with federal and state banking practices and prudent banking standards, and complete copies thereof have been maintained by GMB in accordance with such standards and practices. GMB has duly performed in all material respects all of its obligations under such documentation to the extent that such obligations to perform have accrued.

          (iii)     Except as set forth on
Schedule 12(e)(iii) hereto, GMB owns and holds the entire mortgage or security interest in any properties securing any of the Loans free and clear of all prior liens, claims, equities, options, security interests, charges, encumbrances or restrictions of any kind or nature, and no person other than the borrowers has any prior mortgage or security interest therein. With respect to any Small Business Administration
("SBA")-guaranteed loan in GMB's portfolio, the SBA guarantee is in full force and effect and the Company has not received any notice of any matter pending or threatened which would adversely affect such guarantee and, to the knowledge of the Company, there are no facts or circumstances which would provide a basis for any such matter in the future.

          (iv) Except as disclosed on Schedule
12(e)(iv) hereto, to the Company's knowledge, all of the Loans currently held by GMB were solicited, originated and exist in material compliance with all applicable loan policies and procedures of GMB and comply in all material respects with all applicable federal and state laws, rules and regulations, including, but not limited to, applicable usury statutes, the Truth in Lending
Act, the Equal Credit Opportunity Act, the Real
Estate Settlement Procedures Act, the Flood
Disaster Protection Act, and other applicable consumer protection statutes and the regulations thereunder. Schedule 12(e)(iv) separately lists all Loans identified to date as involving Auto
Loan Pricing Exceptions.


          (v)  Except as set forth on Schedule
12(e)(v) hereto, GMB is not a party to any written or oral loan agreement, note or borrowing arrangement with respect to a Loan under the terms of which the obligor is over 30 days delinquent in payment of principal or interest or in default of any other provision.

          (vi) Schedule 12(e)(vi) hereto sets
forth all loan commitments (including
participation commitments) of GMB outstanding as of the date of this Agreement (to be updated as of the Pre-closing Close of Business), identifying each commitment by loan type.

          (vii)     With respect to Loans having
an aggregate outstanding principal amount of less than $10,000 or, in the case of credit lines or commitments to lend, having authorized credit of less than $10,000, in each case as of the date hereof (the "Small Loans"), only a material breach of any representation or warranty made by the Company in this Section 12(e) shall be deemed to be a breach of such representation or warranty for purposes of Section 14(j), Section 16(b) or
Section 21 hereof.

          (viii)    As of the date hereof the Late
Fee Receivable has been, and as of the Pre-closing
Close of Business the Late Fee Receivable will have been, booked in accordance with GMB's normal operating procedures as in effect during the two fiscal quarters preceding the date hereof.

     (f)  Absence of Certain Changes or Events.
Except as may be set forth on Schedule 12(f) hereto:

          (i)  to the knowledge of the Company,
since June 30, 1995 there has been no occurrence and no condition has arisen having a Material
Adverse Effect on GMB;

          (ii) since January 1, 1992, GMB has
carried on its business only in the ordinary course, in compliance in all material respects with applicable law and consistent with prior and prudent banking and business practice;


          (iii)     GMB has not entered into any
agreement, contract, commitment or transaction relating to or affecting the Branches, except for those in the ordinary course of business (none of which, individually or in the aggregate, has, or could reasonably be expected to have, a Material
Adverse Effect on the operation of the Branches);

          (iv) GMB has not suffered any strike,
work stoppage, slowdown, or other labor
disturbance at the Branches;

          (v)  since June 30, 1995 there has not
been any change in any of the accounting methods or practices or the loan policies, procedures or practices of GMB at the Branches or any change in the value at which assets at the Branches are carried on the consolidated or unconsolidated balance sheets of GMB and the Company other than changes that are reflected in their respective profit and loss statements;

          (vi) since June 30, 1995, GMB has not
received any notice or indication of the intention of any person or entity to terminate any material agreement with GMB affecting the Branches or any notice or indication from any material depositor, customer or supplier of GMB of any intention to cease doing business with, materially change the price or other terms on which business is transacted with or materially reduce the business transacted with GMB at the Branches; and

          (vii)     since June 30, 1995, all
suspense accounts of GMB with respect to the Branches have been reconciled not less often than monthly, and no differences over $500 exist.

     (g)  Legal Proceedings.

          (i)  Except as set forth on Schedule
12(g) hereto, the Company is not a party to any, and there are no pending or, to the Company's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against or affecting AVC or GMB or challenging the validity or propriety of this Agreement or the Servicing Purchase Agreement or the transactions contemplated hereby and thereby, and there is no reasonable basis for any such proceeding, claim, action or governmental or regulatory investigation. There is no injunction, order, judgment, decree, or regulatory restriction imposed upon the Company or the assets of the Company which, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect on AVC or GMB or to affect in a materially adverse manner the ability of any of AFC, AVC or GMB to fulfill its obligations under this Agreement or the Servicing Purchase Agreement. To the knowledge of the Company, there are no facts, circumstances or conditions affecting the Branches which would indicate or suggest the possibility of any unrecognized future loss caused by defalcation, embezzlement or other employee malfeasance or by payments made or accepted in violation of any law or regulation.

          (ii) With respect to the lawsuits listed on Schedule 12(g) on the date hereof, ALBANK shall have the option, to be exercised, if at all, prior to the Closing, to remove the related Loan from the relevant Loan Schedule.

     (h)  Taxes and Tax Returns.  Except as set
forth on Schedule 12(h) hereto, each of AFC, AVC and GMB has, to the best of its knowledge, duly filed in correct form all federal, state, county and local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete) and has duly paid or made provisions for the payment of all Taxes (as hereafter defined) and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, county or local taxing authorities on or prior to the date hereof
(including without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls, and any business profits, business enterprise or other tax), other than Taxes or other charges that are not yet delinquent or are being contested in good faith and have not been finally determined or that are not, individually or in the aggregate, material in amount, provided, however, that the Company agrees to pay and indemnify ALBANK with respect to any Taxes referred to in this Section 12(h) for which ALBANK receives any tax bill regardless of whether the amount is material or otherwise.

     As used in this Section 12(h), the term
"Taxes" means all federal, state, county, local and foreign income, excise, gross receipts, ad valorem, profits, gains, property, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise and other taxes, charges, levies or like assessments, together with all penalties and additions to tax and interest thereon.

     (i)  Officers and Employees.  Schedule 12(i)
hereto sets forth a true, complete and correct list of the name and address of each Employee, the position of each such Employee, the current salary or wage of each such Employee and a description of each Employee Plan or Employee Agreement which affects each such Employee.


     (j) Other Statements and Reports. Except as set forth on Schedule 12(j).1 hereto, AVC and GMB have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since
January 1, 1995 with (i) the Board of Governors of the Federal Reserve System (the "Federal Reserve
Board"), (ii) the FDIC, (iii) the Vermont
Department of Banking, Insurance and Securities and any other state banking commissions or any other state regulatory authority (each a "State
Regulator") and (iv) any self-regulatory organization or other regulatory agency and all other material reports and statements required to be filed by them since January 1, 1995, including without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, the Federal
Reserve Board, the FDIC, any State Regulator or any self-regulatory organization, and have paid all fees and assessments due and payable in connection therewith. Except as set forth on
Schedule 12(j).2 hereto, there is no material unresolved violation, criticism or exception by any regulatory agency with respect to any report or statement relating to any examination of GMB.

     (k)  Agreements with Regulatory Agencies.
Except as set forth on Schedule 12(k) hereto, GMB is not now subject to any cease-and-desist or other order issued by, and is not now a party to any written agreement, consent agreement or memorandum of understanding with, and is not now a party to any commitment letter or similar understanding to, and is not now subject to any order or directive by, and is not now a recipient of any extraordinary supervisory letter from, and is not now subject to any board resolution adopted at the request of, any regulatory agency that restricts the conduct of its business or that in any manner relates to its management or its business, nor has GMB been advised by any regulatory agency that it is considering issuing or requesting any such regulatory agreement.


     (l)  Environmental Matters.  Except as set
forth on Schedule 12(l) hereto:

          (i)  To the knowledge of the Company,
the Purchased Branches, the OREO and the Loan
Properties (as hereinafter defined) are, and have been, in material compliance with all applicable environmental laws and with all rules, regulations, standards and requirements of the United States Environmental Protection Agency (the
"EPA") and of state and local agencies with jurisdiction over pollution or protection of the environment.

          (ii) There is no suit, claim, action or
proceeding pending or, to the knowledge of the Company, threatened, before any governmental entity or other forum in which the Company has been or, with respect to threatened proceedings, may be, named as a defendant (A) for alleged noncompliance (including by any predecessor), with any environmental law, rule, regulation, standard or requirement or (B) relating to the release into or presence in the Environment (as hereinafter defined) of any Hazardous Materials (as hereinafter defined) or Oil (as hereinafter defined) at any Purchased Branch or OREO.

          (iii)     There is no suit, claim,
action or proceeding pending or, to the knowledge of the Company, threatened, before any governmental entity or other forum in which the Company has been or, with respect to threatened proceedings, may be, named as a defendant (A) for alleged noncompliance (including by any predecessor) with any environmental law, rule, regulation, standard or requirement or (B) relating to the release into or presence in the Environment of any Hazardous Material or Oil whether or not occurring at any Loan Property.

          (iv) To the knowledge of the Company,
there are no facts or circumstances which would provide a reasonable basis for any suit, claim, action or proceeding as described in Sections
12(l)(ii) and 12(l)(iii).

          (v)  To the knowledge of the Company,
during the period of GMB's ownership or operation of the Purchased Branches and the OREO, there has been no release of Hazardous Material or Oil in, on, under or affecting such property. To the knowledge of the Company, during the period of GMB's holding of a security interest in a Loan
Property, there has been no release of Hazardous
Material or Oil in, on, under or affecting such Loan Property. To the knowledge of the Company, prior to the period of GMB's ownership or operation of the Purchased Branches or the OREO or GMB's holding of a security interest in a Loan
Property, there was no release of Hazardous
Material or Oil in, on, under or affecting the Purchased Branches, the OREO or Loan Property.
During the period of GMB's ownership or operation of the Purchased Branches or the OREO or GMB's holding of a security interest in a Loan Property, there has not been any presence of Hazardous
Material or Oil discovered in, on, under or affecting the Purchased Branches or the OREO or, to the knowledge of the Company, such Loan
Property, and, to the knowledge of the Company, prior to the period of GMB's ownership or operation of the Purchased Branches or the OREO or GMB's holding of a security interest in a Loan
Property, there was not any presence of Hazardous
Material or Oil discovered in, on, under or affecting the Purchased Branches or the OREO or such Loan Property.

          (vi) GMB does not participate in the
management of a Loan Property within the meaning of 40 C.F.R. Section 300.1100(c).

          (vii)     The following definitions
apply for purposes of this Agreement:  (A) "Loan
Property" means any property securing a loan subject to this transaction, or, where required by the context, GMB is deemed to be the owner or operator of such property; (B) "Hazardous
Material" means any pollutant, contaminant, or hazardous material as defined in or pursuant to the Comprehensive Environmental Response,
Compensation, and Liability Act, the Resource
Conservation and Recovery Act of 1976, or any other federal, state, county or local environmental law, regulation, or requirement, all as may be amended from time to time, except for those types and quantities of such substances that typically are present in office or residential environments; (C) "Oil" means any insoluble or partially soluble oil of any kind or origin or in any form, as defined in or pursuant to any federal, state, or local environmental law, regulation, or requirement, all as may be amended from time to time; and (D) "Environment" means any soil, surface waters, groundwaters, stream sediments, surface or subsurface strats, and ambient air, and any other environmental medium.


     (m) Insurance. All of the policies relating to insurance maintained by the Company with respect to the Branches, including, without limitation, the Real Property, the Personal
Property, the Loans and the Servicing Business (or any comparable policies entered into as a replacement therefor) set forth on Schedule 7(i) are in full force and effect and the Company has not received any notice of cancellation with respect thereto.

     (n) Transactions with Certain Persons. None of the Loans to be acquired in this transaction was extended to any officer, director or greater-than-5% stockholder of the Company or any affiliates (as defined in Rule 144(a)(1) under the Securities Act of 1933) of any such officer, director or stockholder (individually, an
"Interested Person"), other than loans made in the ordinary course of business on terms substantially the same as those prevailing at the time for comparable transactions with other, unaffiliated persons, and which did not and do not involve any unusual risk (including of non-collectibility) or other features unfavorable to GMB. Schedule 12(n) hereto contains a full description of any outstanding Loan or Loans by GMB to an Interested
Person which, either individually or in the aggregate, have current outstanding balances of $10,000 or more (including in the outstanding balance all amounts which GMB is obligated to advance but not including loans secured by cash collateral).

     (o) Disclosure. All material facts relating to the business, operations, properties, assets, liabilities, results of operations and financial condition of GMB affecting the Branches have been disclosed to ALBANK in this Agreement and the Servicing Purchase Agreement and the Schedules and
Exhibits furnished hereto and thereto. No representation or warranty contained in this Agreement or the Servicing Purchase Agreement, and no statement contained in any certificate, list or other writing furnished to ALBANK pursuant to the provisions hereof or thereof, to the knowledge of the Company, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. No information material to the Agreement or the Servicing
Purchase Agreement and which is necessary to make the representations and warranties contained herein and therein not misleading, to the knowledge of the Company, has been withheld from, or has not been delivered in writing to, ALBANK.
The information furnished or to be furnished by the Company to ALBANK pursuant to Section 6 to complete and file regulatory applications and for the purpose of obtaining regulatory approvals is or will be true and complete as of the date so furnished.


     (p)  Brokers or Finders.  Except for Bank
Analysis Center, Inc., the Company has not employed or agreed to retain any broker or finder in connection with the transactions contemplated by this Agreement and the Servicing Purchase
Agreement, and the Company agrees to indemnify
ALBANK against any claim arising out of such employment of or agreement to retain any such broker or finder by the Company.

     (q)  No Foreign Person.  The Company
represents and warrants to ALBANK that each of AFC, AVC and GMB is not a "foreign person," as defined in Section 1445(f)(3) of the Code and is a "United States person," as defined in Section
7701(a)(30) of the Code. In confirmation of the foregoing, the Company shall deliver to ALBANK at the Closing a Certification of Nonforeign Status substantially in the form of Exhibit G.

     (r)  Reaffirmance of Representations and
Warranties.    The Company repeats and reaffirms,
as if set forth herein, each and every
representation and warranty with respect to the Servicing Business made by the Company in the Servicing Purchase Agreement.

13.  REPRESENTATIONS AND WARRANTIES OF ALBANK.

          ALBANK hereby represents and warrants to each of AFC, AVC and GMB as of the date of this Agreement and as of the Closing Date as follows:

     (a)  Corporate Organization; Powers and
Authority.

          (i)  ALBANK is a federal savings bank,
duly organized, validly existing and in good standing under the laws of the United States of America. ALBANK has the corporate power and authority to own its properties, to effect this transaction and to carry on its business as currently conducted.

          (ii) The deposit accounts of ALBANK are
insured by the FDIC, to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by ALBANK.


          (iii)     ALBANK has the corporate power
and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, either individually or in the aggregate, would not have a Material Adverse Effect on ALBANK.

          (iv) ALBANK has full corporate power and authority to execute and deliver this Agreement and the Servicing Purchase Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Servicing Purchase Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of ALBANK and ALBANK Financial Corporation. No other corporate proceedings are necessary to approve this Agreement and the Servicing Purchase Agreement and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the Servicing Purchase Agreement has been duly and validly executed and delivered by ALBANK and constitutes a valid and binding obligation of ALBANK, enforceable against ALBANK in accordance with its terms, subject to applicable bankruptcy, insolvency, and similar laws affecting creditors' rights generally and the rights of creditors of insured depository institutions, and subject to general principles of equity, whether applied in a court of law or a court of equity.

     (b) No Violation. Neither the execution and delivery of this Agreement or the Servicing
Purchase Agreement by ALBANK, nor the consummation by ALBANK of the transactions contemplated hereby and thereby, nor compliance by ALBANK with any of the terms or provisions hereof and thereof, will
(i) violate, conflict with or result in a breach of any provision of the Charter or Bylaws of ALBANK, or (ii) assuming that the consents and approvals referred to in Section 13(c) are duly obtained (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to ALBANK, or any of its properties or assets, or (B) violate, conflict with, result in a breach of any provisions of or the loss of any benefit under, constitute a default (or an event, which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of ALBANK under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which ALBANK is a party, or by which it or any of its properties or assets may be bound or affected, except (in the case of this clause
(b)(ii)(B)) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not have a Material
Adverse Effect on ALBANK.


     (c)  Consents and Approvals.  Except for the
filing of applications and notices with, and the consents and approvals of, as applicable, federal and state bank regulatory authorities, including the OTS and, if necessary, the Vermont Department of Banking, Insurance and Securities, ALBANK is not required to obtain the consent or approval of, or give notice to, any third party in connection with the execution and delivery by ALBANK of this Agreement or the Servicing Purchase Agreement and the consummation of the transactions contemplated hereby and thereby.

     (d)  Legal Proceedings.  ALBANK is not a
party to any, and there are no pending or, to ALBANK's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against or affecting
ALBANK challenging the validity or propriety of this Agreement or the Servicing Purchase Agreement or the transactions contemplated hereby or thereby, and there is no reasonable basis for any such proceeding, claim, action or governmental or regulatory investigation against ALBANK. There is no injunction, order, judgment, decree, or regulatory restriction imposed upon ALBANK or the assets of ALBANK which, either individually or in the aggregate, materially adversely affects, or could reasonably be expected to materially adversely affect the ability of ALBANK to fulfill its obligations under this Agreement or the Servicing Purchase Agreement. For purposes of this Agreement, "to ALBANK's knowledge" or words of substantially identical import shall mean any fact, condition or circumstance actually known by an officer of ALBANK in the reasonable exercise of such officer's duties.

     (e)  Agreements with Regulatory Agencies.
ALBANK is not subject to any cease-and-desist or other order issued by, nor is it a party to any written agreement, consent agreement or memorandum of understanding with, nor is it a party to any commitment letter or similar understanding to, nor subject to any order or directive by, nor a recipient of any extraordinary supervisory letter from, nor has it adopted any board resolution at the request of any regulatory agency that restricts the conduct of its business or that in any manner relates to its management or its business, such that the ability of ALBANK to fulfill its obligations under this Agreement or the Servicing Purchase Agreement could be materially adversely affected, nor has ALBANK been advised by any regulatory agency that it is considering issuing or requesting any such regulatory agreement.

     (f)  Disclosure.  All facts which could
materially adversely affect the ability of ALBANK to consummate the transaction provided for herein have been disclosed to the Company. No information material to the Agreement or the Servicing Purchase Agreement and which is necessary to make the representations and warranties contained herein and therein not misleading, to the knowledge of ALBANK, has been withheld from, or has not been delivered in writing to, the Company. Any information furnished or to be furnished by ALBANK to the Company pursuant to Section 6 to complete and file any regulatory applications and for the purpose of obtaining regulatory approvals is or will be true and complete as of the date so furnished.

     (g)  Brokers or Finders.  Except for
Northeast Capital & Advisory, Inc., ALBANK hereby represents and warrants to the Company that it has not employed or agreed to retain any broker or finder in connection with the transactions contemplated by this Agreement and the Servicing
Purchase Agreement, and ALBANK agrees to indemnify the Company against any claim arising out of any such employment of or agreement to retain any such broker or finder by ALBANK.

14.  OTHER PROVISIONS.

     (a)  Returned Items.  Any items, other than
those issued by a federal, state or local government or related entity, that were credited for deposit to an account at the Branches prior to the Closing Date and are returned unpaid within ninety (90) days and any checks issued by a federal, state or local government or any related entity that were credited for deposit to an account at the Branches prior to the Closing Date and are returned unpaid within one year after the Closing Date ("Returned Items"), will be handled in the following manner:

          (i)  If ALBANK's bank account is charged
for the Returned Item, ALBANK will attempt to obtain reimbursement from the account to which or from the party to whom the Returned Item was credited. If there are sufficient funds in the account to which such Returned Item was credited or any other accounts on deposit at the Branches or at any other branch office of ALBANK standing in the name of the party liable for such item, ALBANK will, to the extent legally permissible, debit any or all of such accounts an amount equal in the aggregate to the Returned Item. If those accounts do not contain funds sufficient to reimburse ALBANK fully (for reasons other than ALBANK's breach of Section 14(b) of this Agreement), or ALBANK is otherwise unable to debit such accounts, the Company will, upon notice from ALBANK, immediately report to ALBANK the amount of the Returned Item and ALBANK will assign the Item to the Company for collection;


          (ii) If the Company's bank account is
charged for the Returned Item and if there are sufficient funds in the account to which such Returned Item was credited or any other accounts on deposit at the Branches or at any other branch office of ALBANK standing in the name of the party liable for such item, ALBANK will, to the extent legally permissible, debit any or all of such accounts an amount equal in the aggregate to such Returned Item and shall repay that amount to the Company. If there are not sufficient funds in the accounts (for reasons other than ALBANK's breach of Section 14(b) of this Agreement), ALBANK shall have no obligation to repay the Company unless and until ALBANK obtains reimbursement from the party liable for such Returned Item.

     (b)  Holds.  Holds that have been placed by
the Company on particular accounts or on individual checks, drafts or other instruments before the Closing Date will be continued by ALBANK under the same terms after the Closing
Date. All such holds will be reflected on the trial balance tape delivered to ALBANK on the Closing Date.

     (c)  Notices to Depositors.

          (i)  Promptly after the Closing Date,
the Company, at its own expense, will mail to all holders of Deposit Liabilities transferred pursuant to this Agreement who have statement accounts closing statements advising them that:
(A) their balance (indicated on the statement) has been transferred to ALBANK as of the Closing Date, and (B) they should check the balances indicated and address any questions to ALBANK for resolution, provided that ALBANK shall have given its prior consent to the text of such release, such consent not to be unreasonably withheld.

          (ii) ALBANK, with the Company's prior
written consent (which shall not be unreasonably withheld), may, at its own expense, following receipt of all required regulatory approvals for the transactions contemplated herein, communicate with, and deliver information, brochures, bulletins, press releases and other communications to, depositors and borrowers of the Branches concerning the transactions contemplated by this Agreement and concerning the business and operations of ALBANK. The Company, if so requested by ALBANK, shall on behalf of ALBANK, and at ALBANK's expense, furnish such information and communications to depositors and borrowers in as reasonable a manner as practicable.


     (d)  ATM Cards.  The Company will provide
ALBANK with a list of ATM card holders no later than forty-five (45) days prior to the Closing
Date.

     (e)  Reimbursements.  For a period of one
hundred and eighty (180) days after the Closing
Date the Company will promptly reimburse ALBANK for (i) any amount ALBANK refunds to customers of the Branches in interest adjustments after the Closing Date arising out of errors occurring prior to the Closing Date, and (ii) any amount which ALBANK is required to refund to customers of the Branches after the Closing Date as a result of the cancellation of services formerly provided by the Company, in accordance with a schedule of service charges, for which such customers had prepaid the Company prior to the Closing Date, provided ALBANK does not offer those services as of the Closing
Date.

     (f)  Withholding.

          (i)  The Company shall deliver to ALBANK
(A) prior to the Closing Date a list of all "B"
(TIN certifications do not match) and "C"
(underreporting/IRS imposed withholding) notices from the IRS imposing withholding restrictions and
(B) for a period of one hundred twenty (120) days after the Closing Date, all notices received by the Company from the IRS releasing withholding restrictions on Deposit Liabilities transferred to ALBANK pursuant to this Agreement.

          (ii) Any amounts required by any
governmental agency to be withheld from any of the Deposit Liabilities (the "Withholding
Obligations") will be handled in the following manner:

               (A)  Any Withholding Obligations
required to be remitted to the appropriate governmental agency prior to the Closing Date will be withheld and remitted by the Company, and any other sums withheld by the Company pursuant to Withholding Obligations prior to the Closing Date also shall be remitted by the Company to the appropriate governmental agency on or prior to the time they are due.


               (B)  Any Withholding Obligations
required to be remitted to the appropriate governmental agency on or after the Closing Date with respect to Withholding Obligations on or after the Closing Date and not withheld by the Company as set forth in Section 14(f)(ii)(A) will be remitted by ALBANK.

               (C)  Any penalties described on "B"
notices from the IRS or any similar penalties that relate to Deposit Liabilities opened by the Company prior to the Closing Date will be paid by the Company promptly upon receipt of the notice.

     (g) Taxpayer Information. The Company shall deliver to ALBANK within three (3) Business Days after the Closing Date (i) all TIN certifications
(or record of appropriate exemption) for all holders of Deposit Liabilities acquired by ALBANK pursuant to this Agreement in the Company's possession; and (ii) all other information in the Company's possession or reasonably available to the Company required by applicable law to be provided to the IRS with respect to the Assets and Deposit Liabilities transferred pursuant to this Agreement and the holders thereof, except for such information which the Company will report on pursuant to this Agreement. The Company believes that it has obtained and has in its possession a TIN certification (or record of appropriate exemption) for all Deposit Liabilities as of the date hereof, and agrees to obtain prior to the Closing Date such a TIN certification (or record of appropriate exemption) for all Deposit
Liabilities that will be assumed by ALBANK.
Promptly after the Closing Date, the Company shall furnish ALBANK with a list of any holder as to which the Company did not obtain a TIN certification.

     (h)  Allocation of Purchase Price.  The
purchase price will be allocated among the assets acquired in the manner prescribed by Section 1060 of the Code. ALBANK and the Company will complete
IRS Form 8594 in a manner consistent with such allocation and the parties will agree to said allocation. If necessary, ALBANK will select an independent consulting or accounting firm to perform a review and analysis of the transactions described in this Agreement, the Deposit
Liabilities assumed by ALBANK hereunder, other tangible and intangible assets and liabilities, and the consideration paid therefor. This review and analysis shall be based upon records, accounting data and other information provided by ALBANK and the Company and shall utilize industry-standard methodologies. The cost of this analysis will be the sole responsibility of ALBANK.


     (i)  Public Disclosure; Confidentiality.
Prior to the Closing Date, neither ALBANK nor the Company will issue any press release or make any public disclosure, including public announcements or question and answer sessions with representatives of the media or investment analysts, about the transactions contemplated hereby, except after consulting with and obtaining the approval of the other party, which approval shall not be unreasonably withheld. Each party agrees to forward copies of any and all proposed public disclosures, whether written or oral, to the other party for review. Before and after the Closing Date, each of ALBANK and the Company will hold all non-public information relating to the other party received by it from the other party, directly or through agents or representatives, under this Agreement or in the course of any discussions or negotiations leading to this Agreement in confidence in the same manner as it would protect non-public information regarding itself, unless and until such information shall otherwise have become publicly known or public disclosure of such information is required by law, regulation, or judicial or administrative process, provided, however, that any non-public information relating to the Assets being acquired and Liabilities being assumed by ALBANK hereunder shall be deemed the proprietary information of ALBANK on and after the Closing Date and from and after such date ALBANK shall be permitted to treat such information as it chooses in its sole discretion and the Company shall treat such information as non-public information subject to the confidentiality requirements of this Section
14(i).

     (j)  Advice of Changes.  Prior to the Closing
Date, each party will promptly advise the other of
(i) any change or the occurrence or non-occurrence of any event having a Material Adverse Effect (in the case of AFC, AVC or GMB) or materially adversely affecting the ability of such party to consummate the transactions provided for herein or which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect (in the case of each party hereto) and (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement prior to the Closing Date, if such failure is not or cannot be cured within thirty (30) days of discovery. From time to time prior to the Closing Date, each party will promptly supplement or amend any schedule delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such schedule or which is necessary to correct any information in such schedule which has been rendered inaccurate thereby. Neither the delivery of any such notice nor any supplement or amendment to such schedule shall limit or otherwise affect the remedies available hereunder to the party receiving such notice, supplement or amendment nor have any effect for the purposes of determining satisfaction of the conditions set forth in this Agreement, provided, however, that in the event of any such notice by the Company relating to its representations and warranties in Section 12(e) or in Section 12(1) (in the latter case, as such relate to Loan Properties only) or any such supplement or amendment by the Company to a Schedule referred to in Section 12(e) or Schedule
12(l) (in the latter case, as such relates to the Loan Properties only), (i) if the notice, supplement or amendment discloses a breach of any such representation or warranty relating to any Loan other than a Small Loan, the sole right and remedy of ALBANK for such misrepresentation or breach shall be to remove from the relevant Loan
Schedule such Loan, and (ii) if the notice, supplement or amendment discloses a breach of any such representation or warranty relating to Small
Loans, ALBANK and the Company shall in good faith negotiate an upward adjustment to the ALLL Amount;
and provided, further, that if the party receiving any such notice, supplement or amendment elects to proceed with the Closing, despite the failure of the party giving such notice, supplement or amendment to cure, remedy or correct any failure of a condition or agreement or any breach of a representation or warranty within the appropriate time period, then, except as otherwise set forth in Section 21(c)(v) with respect to the Company's indemnification relating to the Auto Loan Pricing
Exceptions, the receiving party shall be deemed to have waived, as of the Closing Date, any claim that such party may otherwise have had against the other party for any damages, satisfaction, compensation, specific performance or other remedy, at law or in equity, arising out of or relating to any such failure or breach. If, between the date hereof and the Closing, ALBANK becomes aware of and brings to the Company's attention a matter which, if discovered by the Company, would, pursuant to this Section 14(j), be required to be set forth in a notice to ALBANK or a supplement or amendment to one of the Company's schedules, then such matter shall be deemed to have been the subject of such a notice, supplement or amendment by the Company for purposes of this
Section 14(j).


     (k)  References to Servicing Purchase
Agreement. Whenever the words "the transactions contemplated by this Agreement" or "the transactions provided for in this Agreement" or words of similar import are used, such words shall include the purchase and sale of the Servicing
Business pursuant to the Servicing Purchase
Agreement, and whenever the words "the business of GMB" or "the business of the Company" or words of similar import are used, such words shall include the Servicing Business, whether or not in either case the Servicing Purchase Agreement or the Servicing Business is specifically referred to, unless and until the Servicing Purchase Agreement may be terminated.

15.  AGREEMENTS WITH RESPECT TO REAL PROPERTY.

     (a)  Title.

          (i)  ALBANK shall, promptly after the
execution of this Agreement, cause title to the Real Property to be examined by ALBANK's title insurer (the "Title Company"), and shall cause a copy of the report of the Title Company to be delivered to the Company promptly after receipt thereof. In addition, the Company shall deliver to ALBANK, within forty-five (45) days after the date hereof, a survey of reasonably recent date in respect of each of the Fee Branches and OREO property locations. Not later than fifteen (15) days after ALBANK receives the report of the Title
Company, ALBANK shall give notice to the Company specifying which exceptions to title must be removed in order for the Company to be able to deliver title to the Real Property Assets in accordance with the terms of this Agreement. Any defect or Encumbrance not mentioned in such notice shall be deemed waived by ALBANK, except defects or Encumbrances which arise subsequent to the issuance of such title report and prior to the Closing and as to which ALBANK has not agreed to accept title pursuant to the terms of this Agreement. ALBANK shall give notice to the Company of such additional exceptions within ten
(10) days after receipt of notice thereof from the Title Company. All defects or Encumbrances affecting title to the Real Property Assets other than the Permitted Exceptions and which are contained in such notice(s) are hereinafter referred to as "Title Objections." Nothing contained in this Section 15(a), including
ALBANK's acceptance of the report of the Title
Company described above, shall in any manner limit or be deemed to waive any of the representations and warranties of the Company or ALBANK's closing conditions contained elsewhere in this Agreement.


          (ii) Except as provided in this Section
15(a)(ii) and Section 15(a)(iii) below, the Company shall have no obligation either to (A) bring any action or proceeding or (B) incur any expense or liability to remedy any Title
Objection; except that, subject to the provisions of Section 15(d), the Company shall cause to be removed of record at or prior to the Closing Title
Objections which can be removed by payment of a liquidated sum ("Liquidated Title Objections").
If the Company shall be unable to deliver title free of Title Objections other than Liquidated
Title Objections, the Company shall so notify
ALBANK and ALBANK shall have the right either (A) to accept such title as the Company is able to convey without reduction of the Real Property
Amount or (B) to terminate this Agreement solely with respect to the portion of the Real Property
Assets affected by such Title Objections, in which case the provisions of Section 15(d)(iii) shall apply. In the event that the Company is unable to deliver title free of Liquidated Title Objections, the provisions of Section 15(d) shall apply.

          (iii)     The Company shall have the
right (but, except as provided in Section
15(a)(ii), not the obligation) to seek to remedy any Title Objections. If the Company fails to remedy such Title Objections prior to the Closing
Date, the provisions of the preceding Section
15(a)(ii) shall be applicable and the Company shall promptly notify ALBANK of such failure to remedy.

          (iv) If, on the Closing Date, any Title
Objections exist, the Company may use any portion of the Real Property Amount to cause removal or discharge of same, provided that the Company shall, at the Closing either (A) deliver to ALBANK such instrument(s) (duly executed, acknowledged and in proper form for record) as the Title
Company shall require in order to effect such removal or discharge, together with moneys sufficient to pay the cost of recording or filing such instrument(s), or (B) deposit with the Title
Company in escrow sufficient moneys, acceptable to and required by the Title Company, to ensure the removal or discharge of all Title Objections and the issuance in ALBANK's favor of policies of title insurance in respect of all of the Real
Property Assets free of Title Objections.


     (b)  Loss or Damage.  In the event of any
loss or damage to the Improvements or Leased
Branches by casualty or otherwise, this Agreement shall continue in full force and effect, except as provided below. The Company shall, promptly upon the occurrence of such loss or damage, notify
ALBANK thereof and seek to prevent further physical deterioration of the Improvements or Leased Branches and to keep the Branch or Branches in question open for business to the extent practicable. In the event of any material loss or damage to the Improvements or Leased Branches, ALBANK shall have the right to (i) terminate this Agreement solely with respect to the portion of the Real Property Assets affected by such damage or loss, in which event the provisions of Section
15(d)(iii) shall apply, or (ii) acquire the Real
Property Assets in accordance with the terms of this Agreement, with an abatement of the Real
Property Amount in an amount equal to the amount of any deductible under the Company's casualty insurance policy(ies) affecting the Branch(es) in question, in which event the Company shall (x) deliver to ALBANK at the Closing all insurance proceeds which the Company has received on account of such loss or damage, (y) assign to ALBANK all of the Company's right, title and interest in, to and under all insurance policies applicable to such loss or damage, and (z) deliver to ALBANK after the Closing any insurance proceeds which the Company receives after the Closing on account of such loss or damage. Notwithstanding the foregoing, in respect of the Leased Branches, if as a result of such loss or damage the Company shall have the right to terminate the applicable
Lease, the Company shall so notify ALBANK and shall, upon ALBANK's written request, exercise such right to terminate, in which case this Agreement shall terminate with respect to the affected Leased Branch and the provisions of
Section 15(d)(iii) shall apply. The Company shall cooperate with ALBANK after the Closing in order that ALBANK shall be able to collect upon applicable insurance. Promptly after the execution of this Agreement, the Company shall cause ALBANK to be added as a loss payee to the Company's casualty insurance policy(ies) with respect to the Branches and any loss thereunder shall be settled jointly between ALBANK and the Company to the extent that ALBANK has not terminated this Agreement with respect to such Real Property Asset.


     (c)  Environmental Assessment.  ALBANK shall
have thirty (30) days from the date hereof (the
"Inspection Period") to obtain and deliver to the Company, at ALBANK's sole cost and expense, an environmental assessment (the "Environmental
Assessment") performed by an expert selected by ALBANK to determine the existence of any Hazardous
Materials or Oil in, on or under the Purchased
Branches or the OREO. In the event that the Environmental Assessment discloses conditions which constitute violations of Environmental Laws, the provisions of Section 15(d) shall apply. The
Company hereby grants ALBANK and its agents and representatives the right to enter the Purchased
Branches and OREO during the Inspection Period during normal business hours and upon reasonable notice to the Company to make such inspections and analyses as are necessary for the performance of the Environmental Assessment. In performing the Environmental Assessment, ALBANK shall not unreasonably interfere with the Company's normal operations and customer and employee relations.
ALBANK acknowledges that all reports and other documents obtained through such investigations will remain the property of the Company prior to the Closing Date and will not be disseminated by ALBANK to any other individual or entity prior to the Closing Date. In the event the transactions contemplated hereby do not close, ALBANK will return to the Company any documents delivered by the Company to ALBANK under this Section 15(c) together with (at no cost to the Company) copies of all reports, studies, analyses and other written work product resulting from ALBANK's (or its agents' or contractors') investigations of the Branches under this Section 15(c). Further, in the event the transaction contemplated hereby does not close, ALBANK shall, at its sole cost, restore the Purchased Branches to their condition immediately prior to any testing or other activities undertaken by ALBANK.

     (d)  Price Abatement/Termination.

          (i)  In the event that (A) ALBANK gives
notice to the Company of one or more Liquidated
Title Objections which the Company is required to cure pursuant to Section 15(a)(ii) (each a "Title
Condition"), (B) the Company receives one or more
Violation Notices other than with respect to Environmental Violations (each a "Violations
Condition") or (C) ALBANK delivers to the Company a copy of the Environmental Assessment, together with a notice specifying wherein the Environmental
Assessment discloses one or more conditions which constitute an Environmental Violation (each, an "Environmental Condition" and, together with any Title Condition and Violations Condition, collectively, "Abatement Conditions"), the Company and ALBANK shall negotiate in good faith to agree upon the estimated cost of curing such Abatement
Conditions (the "Cost of Cure"). If the Company and ALBANK cannot agree upon the Cost of Cure within ten (10) days after notice of an Abatement
Condition (the "Abatement Condition Date"), the
Company and ALBANK shall each obtain a
documentation of the Cost of Cure from an expert selected by such party, which determination shall be rendered in writing and delivered to the other party as soon as possible after the Abatement
Condition Date. If the Company's expert's determination of the Cost of Cure and ALBANK's expert's determination of the Cost of Cure do not agree, then each of the Company and ALBANK shall instruct its expert to attempt to agree with the other party's expert upon a determination of the Cost of Cure within ten (10) days after such instruction, which agreed-upon determination shall be binding on the parties hereto. If ALBANK's expert and the Company's expert are unable to so agree, ALBANK's expert and the Company's expert shall select a third expert to determine the Cost of Cure within ten (10) days after such selection, and the determination of the Cost of Cure promulgated by such expert shall be binding upon the parties hereto.


          (ii) If the Aggregate Cost of Cure for
all Abatement Conditions (the "Aggregate Cost of
Cure"), as determined in accordance with Section
15(d)(i) above, is less than or equal to $500,000, this Agreement shall remain in full force and effect and the Company, at the Company's election, shall either (A) cause any or all such Abatement
Conditions to be cured or (B) deliver the Real
Property Assets to ALBANK subject to such Abatement Condition(s), with an abatement of the Real Property Amount in an amount equal to the Cost of Cure, less such portion of such Cost of Cure allocable to Abatement Condition(s) cured by the Company prior to the Closing. If the Aggregate Cost of Cure exceeds $500,000, the
Company, at the Company's election, shall either
(i) cause any or all of such Abatement
Condition(s) to be cured or (ii) deliver the Real
Property Assets to ALBANK, subject to any or all of such Abatement Condition(s), with an abatement of the Real Property Amount in an amount equal to $500,000, less such portion of the Cost of Cure allocable to Abatement Condition(s) cured by the Company prior to the Closing, provided, however, that if the Aggregate Cost of Cure exceeds
$500,000 and the Company elects not to cure the Abatement Condition(s), ALBANK shall have the right to terminate this Agreement and, upon such termination, neither the Company nor ALBANK shall have any further rights, liability or obligations hereunder.

          (iii)     In the event that ALBANK,
pursuant to Sections 15(a)(ii), 15(b) or 16(g)(ii)(9) exercises its right to terminate this Agreement with respect to a portion of the Real
Property Assets (the "Excluded Property"), the terms of this Agreement relating thereto
(including without limitation the provisions hereof providing for the purchase of Personal
Property related to the Excluded Property) also shall be terminated and this Agreement shall remain in full force and effect with respect to the Real Property Assets other than the Excluded
Property; provided, however, that in the event that the Excluded Property includes any two (2) of the Purchased Branches, ALBANK may elect to terminate this Agreement and, upon such termination, neither the Company nor ALBANK shall have any further rights, liability or obligations hereunder. In such event, and unless this Agreement is terminated in its entirety pursuant to the immediately preceding sentence, at the Closing, the Company shall not transfer to ALBANK any of the Company's right, title or interest in or to the Excluded Property and the Real Property
Amount, or the OREO Amount, as appropriate, shall be reduced by the amount applicable to the Excluded Property.


16.  CONDITIONS TO OBLIGATIONS OF ALBANK.

          The obligations of ALBANK hereunder are
subject to the satisfaction or waiver, on or before the Closing Date, of the following conditions; provided, however, that any waiver by ALBANK of any one or more of the following conditions shall not constitute a waiver of any other condition nor shall such waiver, unless specifically so provided, constitute a continuing waiver:

     (a)  Performance.  Each of the acts and
undertakings of the Company to be performed at or before the Closing pursuant to this Agreement shall have been duly performed in all material respects.

     (b)  Representations and Warranties.  The
representations and warranties of the Company contained in Section 12 shall be true and complete in all material respects as of the Closing Date with the same effect as though made as of the Closing Date. All Schedules hereto shall, to the extent necessary, be updated and corrected (i) within ten days of the date hereof as of the date hereof and (ii) on the Closing Date as of the Pre-Closing Close of Business.

     (c)  Authorization.  This Agreement and the
Servicing Purchase Agreement and the transactions contemplated hereby and thereby shall have been duly authorized by all necessary corporate action on the part of the Company.

     (d)  Absence of Litigation.  No action, suit
or proceeding shall have been instituted or, to the knowledge of the Company, threatened, on or before the Closing Date in which one or more governmental or non-governmental third parties seeks to restrain or prohibit the transactions contemplated hereby or which ALBANK determines in good faith, based upon the advice of counsel, is reasonably likely to have a Material Adverse
Effect on GMB or to result in imposition upon ALBANK of a substantial monetary liability, penalty, fine, assessment or charge as a result of the parties' consummation of the transactions provided for herein, including ALBANK's acquisition and subsequent ownership of the Assets and assumption of the Liabilities.


     (e) No Material Adverse Change. No material adverse change shall have occurred affecting the Assets, Liabilities or any of the Branches or the ability to conduct banking operations at any of the Purchased Branches.

     (f)  Systems Conversion Complete.  ALBANK
shall be satisfied that the Systems Conversion shall be completed as of the opening of business on the first Business Day after the Closing Date.

     (g)  Documents.  The form and substance of
all documents to be delivered to ALBANK hereunder that are not in the form of exhibits hereto or to the Servicing Purchase Agreement shall have been approved by ALBANK and its counsel, such approval not to be unreasonably withheld. ALBANK shall have received the following documents from the Company, duly executed, and where appropriate acknowledged, by AFC or AFC's counsel, as the case may be:

          (i)  the documents and instruments
contemplated by the Servicing Purchase Agreement, if the Servicing Purchase Agreement has not been terminated, as provided for therein;

          (ii) with respect to the Real Property,
the following documents:

               (1)  In respect of each of the Fee
Branches and OREO a limited warranty deed with covenant against grantor's acts, duly executed, acknowledged and in proper form for recording, pursuant to which the Company shall convey to ALBANK title to the applicable Fee Branch and OREO in accordance with the provisions of this Agreement;

               (2)  In respect of each of the
Leased Branches, (a) Assignment and Assumption of
Lease in the form of Exhibit H annexed hereto and made a part hereof, duly executed, acknowledged and in proper form for record, pursuant to which the Company shall transfer to ALBANK all of the Company's right, title and interest in, to and under the applicable Lease (collectively, the "Assignments") and (b) Estoppel Certificates referred to in Section 16(g)(ii)(9);

               (3)  Certification of Nonforeign
Status referred to in Section 12(q);

               (4)  Such instruments and moneys,
if any, as shall be required to be delivered to ALBANK pursuant to any other provisions of this Agreement;

               (5)  All written warranties or
guaranties in the Company's possession with respect to the Improvements as well as any plans and specifications and licenses and permits in the Company's possession with respect to the Purchased
Branches;

               (6)  The Company's duplicate
original of each of the Leases;

               (7)  Originals or photocopies of
certificates of occupancy in respect of all of the Improvements as constituted on the Closing Date, provided, however, that to the extent new or amended certificates are deemed to be necessary by ALBANK, the Company will use its best efforts to assist ALBANK in obtaining such new or amended certificates; provided further that the obtaining of any such new or amended certificates shall not be a condition precedent to ALBANK's obligations under this Agreement;

               (8)  Policies of title insurance
issued by the Title Company insuring ALBANK, free of Title Objections, as fee owner of the Real
Property and of the Improvements;

               (9)  An Estoppel Certificate from
each Landlord in substantially the form of Exhibit
I annexed hereto and made a part hereof (modified and expanded, as necessary, to evidence Landlord's consent to the assumption by ALBANK of the Proctor
Branch Lease under the particular circumstances of such Lease), duly executed and acknowledged by such Landlord; provided, however, that if the condition set forth in this subparagraph (9) has not been materially satisfied, ALBANK shall have the right to terminate this Agreement solely with respect to the portion of the Real Property Assets affected, in which case the provisions of Section
15(d)(iii) shall apply;


               (10) all security deposits and
advance payments of rent under the Premises
Leases; and

               (11) the certificate contemplated
by Section 5(a)(i)(K); and

(iii)     the Bill of Sale, with an inventory of
the Personal Property as of the Pre-closing Close of Business;

(iv) a certificate of AFC's chief financial officer stating the amount of Cash on Hand as of the Pre-closing Close of Business;

(v)  the Sale and Assignment Agreement;

(vi) such other bills of sale, assignments, and other instruments and documents as counsel for ALBANK may reasonably require as necessary for transferring, assigning and conveying to ALBANK good, marketable and insurable title to the Assets to be transferred to ALBANK pursuant to this Agreement, all in form and substance reasonably satisfactory to counsel for ALBANK;

(vii) the charter and by-laws of GMB certified by the secretary of GMB;

(viii) resolutions of the board of directors of each of AFC, AVC and GMB certified by the secretary of each respective entity, authorizing the execution and delivery of this Agreement and the Servicing Purchase Agreement and the other documents and instruments contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby;

(ix) a certificate signed by an executive officer of each of AFC, AVC and GMB stating that the conditions set forth in subsections (a), (d) and
(e) of this Section 16 have been fulfilled;

(x)  an opinion, dated the Closing Date, of
counsel to AFC, in a form acceptable to ALBANK and customary for transactions of this type and an opinion of Vermont counsel to AFC, dated the Closing Date, in a form acceptable to ALBANK and customary for transactions of this type;


(xi) the following documents and instruments:

               (1)  the books and records of the
Company referred to in the first sentence of
Section 2(e);

               (2)  the original executed
promissory notes or other evidences of
indebtedness relating to the Loans as of the Pre-closing Close of Business, duly endorsed in favor of ALBANK, together with the other documents referred to in Sections 3(d), (e) and (f);

               (3)  the signature cards, orders,
contracts, deposit slips, canceled checks, withdrawal orders and statements in the Company's possession referred to in Section 4(a)(i);

               (4)  originals, if available, or
copies of the Contracts listed on Schedule 1.5 to be assumed by ALBANK; and

               (5)  such other documents and
instruments as ALBANK may reasonably request.

17.  CONDITIONS TO OBLIGATIONS OF THE COMPANY.

          The obligations of the Company hereunder are subject to the satisfaction or waiver on or before the Closing Date of the following conditions; provided, however, that any waiver by the Company of any one or more of the following conditions shall not constitute a waiver of any other condition nor shall such waiver, unless specifically so provided, constitute a continuing waiver:

     (a)  Performance.  Each of the acts and
undertakings of ALBANK to be performed at or before the Closing pursuant to this Agreement shall have been duly performed in all material respects.

     (b)  Representations and Warranties.  The
representations and warranties of ALBANK contained in Section 13 shall be true and complete in all material respects as of the Closing Date with the same effect as though made as of the Closing Date.


     (c)  Authorization.  This Agreement and the
Servicing Purchase Agreement and the transactions contemplated hereby and thereby shall have been duly authorized by all necessary corporate action on the part of ALBANK.

     (d)  Absence of Litigation.  No action, suit
or proceeding shall have been instituted or, to the knowledge of ALBANK, threatened on or before the Closing Date in which one or more governmental or non-governmental third parties seeks to restrain or prohibit the transactions contemplated hereby or which the Company determines in good faith, based upon the advice of counsel, is reasonably likely to materially adversely affect the ability of ALBANK to consummate the transactions contemplated hereby or to result in imposition on the Company of a substantial monetary liability, fine, assessment or charge as a result of the parties' consummation of the transactions provided for herein.

     (e)  Documents.  The form and substance of
all documents to be delivered to the Company hereunder that are not in the form of exhibits hereto or to the Servicing Purchase Agreement shall have been approved by the Company and its counsel, such approval not to be unreasonably withheld. The Company shall have received the following documents from ALBANK, duly executed, and where appropriate acknowledged, by ALBANK or ALBANK's counsel, as the case may be:

          (i)  the Assumption Agreement;

          (ii) the Assignments pursuant to which
ALBANK shall assume all of the Company's obligations as tenant under the Leases;

          (iii)     the federal charter and
by-laws of ALBANK certified by the secretary of ALBANK;

          (iv) resolutions of ALBANK's board of
directors, certified by ALBANK's secretary, authorizing the execution and delivery of this Agreement and the Servicing Purchase Agreement, and the other documents and instruments contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby;

          (v)  such check(s) as may be required by
the Title Company in payment of Vermont State real estate transfer tax payable with respect to the transactions contemplated by this Agreement;

          (vi) a certificate signed by an
executive officer of ALBANK stating that the conditions set forth in subsections (a), (b) and
(d) of this Section 17 have been fulfilled;

          (vii)     an opinion, dated the Closing
Date, of counsel to ALBANK, in a form acceptable to the Company and customary for transactions of this type; and

          (viii)    such other documents and
instruments as the Company may reasonably request.

18.  CONDITIONS TO OBLIGATIONS OF BOTH PARTIES.

          The obligations of both parties to this
Agreement are subject to fulfillment at or prior to the Closing of each of the following conditions, which may not be waived:

     (a) Approval of Regulatory Authorities. All necessary approvals, authorizations and consents of all federal and state regulatory authorities required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated; provided, however, that the condition set forth in this
Section 18(a) to ALBANK's obligation to effect the transactions contemplated hereby shall not be met if any such approval, authorization or consent is, in the reasonable judgment of ALBANK, subject to any condition or requirement that ALBANK deems to be materially adverse or materially burdensome or to substantially deprive ALBANK of the benefits which it anticipates to receive in the transaction. ALBANK agrees that the proviso of the foregoing sentence will not apply to an order by the Department of Justice or OTS as a result of a competitive analysis under the Bank Merger Act requiring ALBANK to divest branches or deposits in order to be permitted to consummate the transactions contemplated hereby, provided, however, that, for purposes of calculating the Estimated Amount and Final Amount under Section 5, the parties hereto will proceed as though no such divestiture had occurred or was to occur. Any amounts received from any third party in connection with the divestiture to such third party before the Closing Date of any assets and/or liabilities of the Branches that would otherwise have been Assets or Liabilities transferred to ALBANK hereunder shall be receivable by (and if paid to the Company, immediately payable by it to)
ALBANK, and for purposes of calculating the Estimated Amount and Final Amount, the quantity and type of such divested assets and liabilities will be considered the type of Assets and Liabilities subject to this Agreement at Closing hereunder. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect and no proceeding initiated by any regulatory authority seeking an injunction shall be pending. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any regulatory authority which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement (or that, in the reasonable judgment of ALBANK, would substantially deprive ALBANK of the benefits which it anticipates to receive in the transactions).

     (b)  Closing under Servicing Purchase
Agreement. If ALBANK has not terminated the Servicing Purchase Agreement pursuant to its terms, the Closing under the Servicing Purchase
Agreement shall have occurred simultaneously with the Closing hereunder.

19.  TERMINATION.

     (a) This Agreement shall terminate and be of no further force or effect, and neither party will have any obligation whatsoever to the other hereunder, upon the occurrence of any of the following:

          (i)  the expiration of thirty (30) days
after the OTS or any other governmental agency has denied or finally refused to grant the approvals or consents required to be obtained pursuant to this Agreement, unless within said thirty (30)-day period the parties agree in writing to subject or resubmit an application to, or appeal the decision of, the regulatory authority which denied or finally refused to grant approval thereof;

          (ii) mutual agreement of the parties
hereto;

          (iii)     written notice of termination
hereof given by ALBANK to AFC or by AFC to ALBANK, if the Closing shall not have taken place by a date that is nine months from the date hereof other than by reason of a matter solely within the control of the party asserting such termination;

          (iv) written notice by ALBANK or AFC
given to the other party after entry of a restraining order or injunction restraining or prohibiting the sale or purchase of the Assets and the lapse of any period within which such order or injunction may be appealed; or

          (v)  written notice by ALBANK of
termination pursuant to Section 15(d)(iii).

     (b) If prior to the Closing there shall have been a material failure of condition, a material breach of any representation or warranty contained herein or a material default in the timely performance of any of its agreements or obligations contained herein by any party (the
"breaching party"), then any other party may give the breaching party written notice thereof.
Subject to the provisions set forth elsewhere in this Agreement specifically limiting the remedies available to a party under certain circumstances, including, without limitation, Sections 14(j),
15(a)(ii), 15(b) and 15(d), if such failure, breach or default is not cured by the breaching party within thirty (30) Business Days after the date the breaching party receives such notice, then, without prejudice to any other rights or remedies which it may have, the party giving such notice may, prior to the Closing, forthwith terminate this Agreement by a second written notice to the breaching party, provided that no party may terminate this Agreement with respect to a failure, breach or default related solely to the Servicing Purchase Agreement or Servicing
Business. Notwithstanding anything to the contrary herein contained, no party hereto shall have the right to terminate this Agreement on account of its own breach or any immaterial breach by another party hereto.


20.  EFFECT ON THIRD PARTIES.

          Nothing in this Agreement, whether
express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

21.  SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION
AGREEMENTS AND CERTAIN OTHER MATTERS.

     (a)  Survival.  All representations and
warranties contained in or made pursuant to this Agreement (including in or pursuant to any exhibit hereto or any agreement, certificate, document or statement delivered pursuant hereto or thereto) shall survive the Closing hereunder and under the Servicing Purchase Agreement for the period set forth in Section 21(f)(i), provided that those certain representations and warranties contained in the Servicing Purchase Agreement, whether or not reaffirmed and repeated herein, shall not survive such Closing, and provided further that any representation or warranty contained herein, to the extent it refers or relates, expressly or by implication, to the Servicing Purchase
Agreement or the Servicing Business shall not be deemed, solely with respect to the purchase and sale of the Servicing Business pursuant to the Servicing Purchase Agreement or to the Servicing
Business, to survive the Closing hereunder and under the Servicing Purchase Agreement or to survive termination of the Servicing Purchase
Agreement.

     (b)  Indemnification by ALBANK.  ALBANK
hereby agrees to indemnify and hold harmless AFC, AVC and GMB and their directors, officers, employees and affiliates from, and to reimburse
AFC, AVC and GMB and their directors, officers, employees and affiliates for, any loss, fee, cost, expense, damage, liability or claim (including, without limitation, any and all fees, costs and expenses whatsoever reasonably incurred by the foregoing and their counsel in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any threatened or asserted claim) arising out of, based upon or resulting from (i) ALBANK's breach of or failure to perform any of its covenants or agreements contained in or made pursuant to this Agreement or the Servicing
Purchase Agreement; (ii) the control or operation by ALBANK of any of the Branches after the Closing
Date; or (iii) any inaccuracy in or any breach of any representation or warranty of ALBANK contained in or made pursuant to this Agreement or the Servicing Purchase Agreement.


     (c)  Indemnification by the Company.  AFC,
AVC and GMB jointly and severally agree to indemnify and hold harmless ALBANK and its directors, officers, employees and affiliates from, and to reimburse ALBANK and its directors, officers, employees and affiliates for, any loss, fee, cost, expense, damage, liability or claim
(including, without limitation, any and all fees, costs and expenses whatsoever reasonably incurred by the foregoing and their counsel in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any threatened or asserted claim) arising out of, based upon, or resulting from (i) AFC's, AVC's or GMB's breach of or failure to perform any of its or their covenants or agreements contained in or made pursuant to this Agreement or the Servicing
Purchase Agreement; (ii) the control or operation by AFC, AVC or GMB of any of the Branches or the OREO prior to the Closing Date; (iii) any inaccuracy in or any breach of any representation or warranty of the Company contained in or made pursuant to this Agreement or the Servicing
Purchase Agreement; (iv) the control or operation by GMB of the Trust Business prior to the consummation of any Trust Transfer Transaction; or
(v) the Auto Loan Pricing Exceptions.

     (d)  Procedures.  A party seeking
indemnification pursuant to this Section 21 (an
"Indemnified Party") shall give prompt notice to the party from whom such indemnification is sought
(the "Indemnifying Party") of the assertion of any claim, or the commencement of any action or proceedings, in respect of which indemnity may be sought hereunder. The Indemnified Party shall assist the Indemnifying Party in the defense of any such action or proceeding. The Indemnifying
Party shall have the right to, and shall at the request of the Indemnifying Party, assume the defense of any such action or proceeding at its own expense. In any such action or proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at its own expense unless:


          (i)  the Indemnifying Party and the
Indemnified Party shall have mutually agreed to the retention of such counsel; or

          (ii) the named parties to any such suit, action or proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and, in the reasonable judgment of the Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

     (e) Settlement. The Indemnified Party shall not be liable under this Section 21 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder, provided, however, that the Indemnified Party shall not unreasonably withhold its consent to any such proposed settlement. An Indemnified Party shall, subject to its reasonable business needs, use reasonable efforts to minimize the indemnification sought from the Indemnifying Party hereunder, and to avoid furthering the consequences of the error, omission, misrepresentation or other breach of the Indemnifying Party. Notwithstanding the foregoing, no investigation by an Indemnified
Party at or prior to the Closing Date shall relieve an Indemnifying Party of any liability hereunder, unless the Indemnified Party seeks indemnity in respect of a representation or warranty which it actually had reason to believe to be incorrect as a result of its investigation prior to the Closing Date and the Indemnified
Party failed to bring such belief to the attention of the Indemnifying Party prior to the Closing
Date.

     (f)  Limitations.  The obligation of the
parties to indemnify other parties pursuant to this Section 21 shall survive the Closing;
provided, however, the time within which ALBANK or the Company may make a claim against the other thereunder (a "Claim") and the amount for which such indemnification shall be made shall be subject to the limitations set forth below in Sections 21(f)(i) and 21(f)(ii).

          (i)  In the event a Claim is made
pursuant to Section 21(b)(i) or Section 21(c)(i) relating to breach of or failure to perform covenants or agreements, such Claim shall be made on or before a date that is 13 months after the later of (A) the date that the breaching party is required to perform under such covenant or agreement, (B) the date that such covenant or agreement by its terms expires, or (C) the Closing
Date, or be thereafter barred, except for a Claim with respect to Section 14(i), which shall be made by a date that is three years after the Closing
Date, or be thereafter barred. In the event that a Claim is made pursuant to Section 21(b)(ii) or
Section 21(c)(ii), such Claim shall be made on or before a date that is three years after the Closing Date, or be thereafter barred. In the event a Claim is made pursuant to Section
21(b)(iii) or Section 21(c)(iii), such Claim shall be made on or before a date that is 13 months after the Closing Date, or be thereafter barred, except that any such Claim regarding any alleged inaccuracy in or breach of any representation or warranty contained in the Servicing Purchase
Agreement or any representation or warranty contained herein that refers or relates to the Servicing Purchase Agreement or the Servicing
Business shall be made on or before the Closing
Date, or be thereafter barred. A Claim may be made pursuant to Sections 21(c)(iv) or 21(c)(v) at any time after the Closing.

          (ii) (A)  No indemnification shall be
made to ALBANK under Section 21(c)(iii) with respect to Claims arising under this Agreement until the aggregate amount of all such Claims arising with respect to this Agreement shall exceed Five Thousand Dollars ($5,000.00), in which event ALBANK shall be indemnified and held harmless for the aggregate amount of such indemnifiable losses and expenses in excess of such Five Thousand Dollars ($5,000.00) and then only for individual items of such losses and expenses which exceed One Hundred Dollars
($100.00) or related losses and expenses involving a lesser amount individually but in the aggregate involving an amount in excess of One Hundred
Dollars ($100.00).


               (B)  No indemnification shall be
made to AFC under Section 21(b)(iii) with respect to Claims arising under this Agreement until the aggregate amount of all such Claims arising with respect to this Agreement shall exceed Five
Thousand Dollars ($5,000.00), in which event AFC shall be indemnified and held harmless for the aggregate amount of such indemnifiable losses and expenses in excess of such Five Thousand Dollars
($5,000.00) and then only for individual items of such losses and expenses which exceed One Hundred
Dollars ($100.00) or related losses and expenses involving a lesser amount individually but in the aggregate involving an amount in excess of One
Hundred Dollars ($100.00).

22.  MISCELLANEOUS.

     (a)  Expenses.  Except as is otherwise
specifically provided in this Agreement or the Servicing Purchase Agreement, whether the Closing takes place or whether this Agreement is terminated, each party shall pay its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, including, but not limited to, all regulatory fees, attorneys' fees and accounting fees.

     (b) Notices. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person (provided a receipt evidencing such delivery is obtained) or by United States mail, certified or registered, with return receipt requested, as follows:

          (i)  if to the Company, to:

               Arrow Financial Corporation
               250 Glen Street
               Glens Falls, New York 12801
               Attention:      Michael F.
Massiano, Chairman


               with a copy to:

               Thomas B. Kinsock, Esq.
               Gallop, Johnson & Neuman, L.C.
               101 South Hanley, 1600
               St. Louis, Missouri 63105

          (ii) if to ALBANK, to:

               ALBANK, a Federal Savings Bank
               10 North Pearl Street
               Albany, New York  12207-2774
               Attention:     Herbert G.
Chorbajian
                              Chairman, President
and Chief Executive Officer

               with a copy to:

               ALBANK, a Federal Savings Bank
               10 North Pearl Street
               Albany, New York  12207-2774
               Attention:     Freling H. Smith,
Esq.
                              Senior Vice
President and General Counsel

               and

               Robert L. Tortoriello, Esq.
               Cleary, Gottlieb, Steen & Hamilton
               One Liberty Plaza
               New York, New York 10006-1470


The persons or addresses to which mailings or deliveries shall be made may be changed from time to time by notice given pursuant to the provisions of this Section 22(b). Any notice, demand or other communications given pursuant to the provisions of this Section 22(b) shall be deemed to have been given on the date actually received.

     (c)  Successors and Assigns.   All terms and
provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by either party hereto without the prior written consent of the other party.

     (d)  Counterparts.  This Agreement may be
executed in one or more counterparts, all of which taken together shall constitute one instrument.

     (e)  Governing Law.  This Agreement is made
and entered into in the State of New York, and to the extent that federal law does not control, the laws of that state shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

     (f)  Captions.  The captions contained in
this Agreement are for convenience of reference only, do not form a part of this Agreement and are not to be deemed full or accurate descriptions of the contents of any paragraph or subparagraph.

     (g)  Entire Agreement; Modifications;
Waivers. This Agreement and the exhibits and schedules hereto and the Servicing Purchase
Agreement and the exhibits and schedules thereto constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties in connection therewith not referred to herein. No supplement or modification, and no termination, except as permitted by Section 19 of this Agreement, shall be binding unless executed in writing by both parties, and no waiver of any provision of, breach of or default under this Agreement shall be considered binding unless executed in writing by the party granting such waiver. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall any such waiver constitute a continuing waiver.


     (h)  Survival.  All obligations of the
parties that by their terms are to be performed after, or otherwise survive, the consummation of the transactions contemplated herein shall survive the Closing.
     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

                                   ARROW FINANCIAL
CORPORATION


ATTEST:                            By   /s/ Michael F. Massiano

                                       Name: Michael F. Massiano
                                       Title: Chairman &
                              President

___________________________________
Name: John C. VanLeeuwen
Title: Senior Vice President/Credit Administration

                                   ARROW VERMONT
CORPORATION


ATTEST:                            By   /s/ Michael F. Massiano
                                       Name: Michael F. Massiano
                                       Title: Chairman &
                                    President

___________________________________
Name: John C. VanLeeuwen
Title: Senior Vice President/Credit Administration

                                   GREEN MOUNTAIN
BANK


ATTEST:                            By   /s/ John J. Murphy
                                       Name: John J. Murphy
                                       Title: Treasurer

___________________________________
Name: John C. VanLeeuwen
Title: Senior Vice President/Credit Administration

                                   ALBANK, FSB

ATTEST:                            By   /s/ Herbert G. Chorbajian
                                       Name: Herbert G.Chorbajian
                                       Title: Chairman, President
                                      and Chief Executive Officer

___________________________________
Name: Freling H. Smith
Title: Senior Vice President